Exhibit 10.1 Amended and Restated Credit Agreement






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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of March 15, 2002

                                      Among

                         BOOTH CREEK SKI HOLDINGS, INC.
                              TRIMONT LAND COMPANY
                              SIERRA-AT-TAHOE, INC.
                               BEAR MOUNTAIN, INC.
                        BOOTH CREEK SKI ACQUISITION CORP.
                       WATERVILLE VALLEY SKI RESORT, INC.
                         MOUNT CRANMORE SKI RESORT, INC.
                                 SKI LIFTS, INC.
                               LMRC HOLDING CORP.
                      LOON MOUNTAIN RECREATION CORPORATION
                                LOON REALTY CORP.
                                  as Borrowers,

                                  DRE, L.L.C.,
                                  as Guarantor

                            THE LENDERS PARTY HERETO,
                                   as Lenders

                                       and

                              FLEET NATIONAL BANK,
                            as Agent for the Lenders








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                               TABLE OF CONTENTS



ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS...................................3
 Section 1.1.   Restatement; Calculations......................................3
 Section 1.2.   Definitions....................................................3
 Section 1.3.   Accounting Terms..............................................27

ARTICLE 2.  THE CREDITS.......................................................27
 Section 2.1.   The Term Loans................................................27
 Section 2.2.   The Revolving Credit..........................................28
 Section 2.3.   Making of Additional Term Loans and.............................
                Revolving Credit Advances.....................................28
 Section 2.4.   Interest on Term Loans and Revolving Credit Advances..........30
 Section 2.5.   Election of LIBOR Pricing Options.............................30
 Section 2.6.   Letters of Credit.............................................31
 Section 2.7.   Additional Payments...........................................35
 Section 2.8.   Computation of Interest, Etc..................................35
 Section 2.9.   Fees..........................................................36
 Section 2.10.  Set-Off.......................................................37
 Section 2.11.  Sharing of Payments...........................................37
 Section 2.12.  Reduction of Commitment by the Borrowers......................37
 Section 2.13.  Increased Costs, Etc..........................................37
 Section 2.14.  Changed Circumstances.........................................39
 Section 2.15.  Use of Proceeds...............................................40
 Section 2.16.  Guaranty......................................................40

ARTICLE 3.  CONDITIONS TO LOANS AND ADVANCES..................................41
 Section 3.1.   Conditions to Initial Term Loans and............................
                First Revolving Credit Advance................................41
 Section 3.2.   Conditions to All Additional Term Loans.......................44
 Section 3.3.   Conditions to All Revolving Credit Advances...................45

ARTICLE 4.  PAYMENT AND REPAYMENT.............................................46
 Section 4.1.   Mandatory Prepayment..........................................46
 Section 4.2.   Voluntary Prepayments.........................................46
 Section 4.3.   Payment and Interest Cutoff...................................47
 Section 4.4.   Payment or Other Actions on Non-Business Days.................47
 Section 4.5.   Method, Timing and Application of Payments....................47
 Section 4.6.   Payments Not at End of Interest Period........................48
 Section 4.7.   Taxes.........................................................49
 Section 4.8.   Mitigation of Expenses........................................51
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ARTICLE 5.  GENERAL COVENANTS.................................................51
 Section 5.1.   Taxes and Other Charges.......................................51
 Section 5.2.   Conduct of Business, etc......................................52
 Section 5.3.   Insurance.....................................................53
 Section 5.4.   Financial Statements and Reports..............................53
 Section 5.5.   Certain Financial Tests.......................................58
 Section 5.6.   Indebtedness..................................................59
 Section 5.7.   Guarantees; Letters of Credit.................................61
 Section 5.8.   Liens.........................................................61
 Section 5.9.   Investments...................................................62
 Section 5.10.  Distributions.................................................64
 Section 5.11.  Capital Expenditures..........................................64
 Section 5.12.  Merger and Dispositions of Assets; Release of Liens;............
                Use of Certain Proceeds.......................................65
 Section 5.13.  Subsidiaries..................................................66
 Section 5.14.  ERISA.........................................................67
 Section 5.15.  Transactions with Affiliates..................................67
 Section 5.16.  Environmental Cleanup.........................................67
 Section 5.17.  Cash Concentration............................................67
 Section 5.18.  Permitted Management Fees.....................................68
 Section 5.19.  Letters of Credit at Annual Clean-up..........................68
 Section 5.20.  Use of Equipment..............................................68
 Section 5.21.  NMP...........................................................68
 Section 5.22.  No Impairment of Cross-Streaming, Upstreaming,..................
                Downstreaming or Liens........................................68
 Section 5.23.  Adjusted Incurred Real Estate Costs...........................69
 Section 5.24.  Loon Appraisal................................................69
 Section 5.25.  Miscellaneous Real Estate Documentation.......................69
 Section 5.26.  Booth Creek Ski Acquisition...................................69

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES....................................69
 Section 6.1.   Organization and Business.....................................69
 Section 6.2.   Financial Statements and Other Information....................70
 Section 6.3.   Changes in Condition..........................................70
 Section 6.4.   Agreements Relating to Financing Debt, Investments, etc.......71
 Section 6.5.   Title to Assets...............................................71
 Section 6.6.   Licenses, etc.................................................71
 Section 6.7.   Litigation....................................................71
 Section 6.8.   Tax Returns...................................................72
 Section 6.9.   No Legal Obstacle to Agreements...............................72
 Section 6.10.  Defaults......................................................73
 Section 6.11.  Certain Business Representations..............................73
 Section 6.12.  Pension Plans.................................................74
 Section 6.13.  Disclosure....................................................74
 Section 6.14.  NMP...........................................................74
 Section 6.15.  Valid and Binding Obligations.................................74
 Section 6.16.  Other Agreements..............................................75
 Section 6.17.  Stock.........................................................75
 Section 6.18.  Governmental Regulations......................................75
 Section 6.19.  Margin Stock..................................................75
 Section 6.20.  Solvency......................................................76
 Section 6.21.  Senior Indenture..............................................76
 Section 6.22.  Adjusted Incurred Real Estate Costs...........................77
 Section 6.23.  Forest Service Permits........................................77
 Section 6.24.  Booth Creek Ski Acquisition...................................77
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ARTICLE 7.  EVENTS OF DEFAULT AND REMEDIES....................................77
 Section 7.1.   Events of Default.............................................77
 Section 7.2.   Remedies......................................................80
 Section 7.3.   Distribution of Proceeds......................................81

ARTICLE 8.  CONSENTS; AMENDMENTS; WAIVERS; REMEDIES...........................82
 Section 8.1.   Actions by Lenders............................................82
 Section 8.2.   Actions by Loan Parties.......................................83

ARTICLE 9.  SUCCESSORS AND ASSIGNS............................................83
 Section 9.1.   General.......................................................83
 Section 9.2.   Assignments...................................................84
 Section 9.3.   Participations................................................85

ARTICLE 10.  THE AGENT........................................................86
 Section 10.1.  Authorization and Action......................................86
 Section 10.2.  Agent's Reliance, Etc.........................................86
 Section 10.3.  Agent as a Lender.............................................87
 Section 10.4.  Lender Credit Decision........................................87
 Section 10.5.  Indemnification of Agent......................................87
 Section 10.6.  Successor Agent...............................................88
 Section 10.7.  Amendment of Article 10.......................................88

ARTICLE 11.  MISCELLANEOUS....................................................88
 Section 11.1.  Notices.......................................................88
 Section 11.2.  Merger........................................................89
 Section 11.3.  Governing Law; Consent to Jurisdiction........................89
 Section 11.4.  Counterparts; Replacement of Instruments......................90
 Section 11.5.  Expenses and Indemnification..................................90
 Section 11.6.  Confidentiality...............................................91
 Section 11.7.  Usury Limitation..............................................91
 Section 11.8.  Reliance on Representations and Actions of BCS Holdings.......92
 Section 11.9.  WAIVER OF JURY TRIAL; VENUE...................................92

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LIST OF EXHIBITS AND SCHEDULES
Exhibit A-1       Form of Term Note
Exhibit A-2       Form of Revolving Credit Note
Exhibit B-1       Form of Notice of Additional Term Loan Borrowing
Exhibit B-2       Form of Notice of Revolving Credit Borrowing
Exhibit C         Form of Compliance Certificate
Exhibit D         Form of LIBOR Pricing Notice
Exhibit E         Form of Opinion of Loan Parties' Counsel
Exhibit F         Form of Assignment and Acceptance Agreement
Schedule 1        Schedule of Commitment Percentages
Schedule 2        Schedule of Excluded Asset Sales
Schedule 5.3      Schedule of Insurance
Schedule 5.6(n)   Schedule of Indebtedness
Schedule 5.7(a)   Schedule of Performance and Surety Bonds Containing Guarantees
Schedule 5.7(b)   Schedule of Letters of Credit
Schedule 5.16     Schedule of Environmental Remediation
Schedule 5.22     Schedule of Impairment Agreements
Schedule 5.25     Schedule of Miscellaneous Real Estate Documentation
Schedule 6.1(a)   Schedule of Loan Parties and Subsidiaries
Schedule 6.1(b)   Schedule of Foreign Qualifications
Schedule 6.3      Schedule of Material Transactions
Schedule 6.4      Schedule of Financing Debt, Liens, Guaranties and Investments
Schedule 6.7      Schedule of Litigation
Schedule 6.11     Schedule of Environmental Matters
Schedule 6.17     Schedule of Capital Stock and Membership Interests
Schedule 6.23     Schedule of Forest Service Agreements


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                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 15, 2002 by and among BOOTH CREEK SKI HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, "BCS Holdings"), BOOTH CREEK SKI ACQUISITION CORP., a Delaware corporation (together with its successors and assigns, "BCS Acquisition"), TRIMONT LAND COMPANY, a California corporation (together with its successors and assigns, "TLC"), SIERRA-AT-TAHOE, INC., a Delaware corporation (together with its successors and assigns, "Sierra-at-Tahoe"), BEAR MOUNTAIN, INC., a Delaware corporation (together with its successors and assigns, "Bear Mountain"), WATERVILLE VALLEY SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, "Waterville"), MOUNT CRANMORE SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, "Cranmore"), SKI LIFTS, INC., a Washington corporation (together with its successors and assigns, "Ski Lifts"), LMRC HOLDING CORP., a Delaware corporation (together with its successors and assigns, "LMRC Holding"), LOON MOUNTAIN RECREATION CORPORATION, a New Hampshire corporation (together with its successors and assigns, "Loon"), and LOON REALTY CORP., a New Hampshire corporation (together with its successors and assigns, "Loon Realty"), and together with BCS Holdings, BCS Acquisition, TLC, Sierra-at-Tahoe, Bear Mountain, Waterville, Cranmore, Ski Lifts, LMRC Holding and Loon, the "Borrowers", and each a "Borrower"), as borrowers, DRE, L.L.C., a Delaware limited liability company (together with its successors and assigns, "DRE"), as a Guarantor, the Lenders party hereto, and FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), as agent (the "Agent") for itself and the other Lenders.

                                    Recitals

         The Borrowers and Fleet National Bank ("Fleet"), as Lender and the Agent, are parties to an Amended and Restated Credit Agreement dated as of October 30, 1998 (as amended, the "1998 Credit Agreement") and the Borrowers, jointly and severally, desire to amend, restate and supplement their existing credit facilities, add DRE as a Guarantor, and add an additional Lender on the terms and conditions set forth herein. The credit facilities established hereunder evidence the Borrowers' obligations under the 1998 Credit Agreement, as amended and restated hereunder, and future advances hereunder will be used
(a) in the case of the Term Loans, to repurchase certain indebtedness of BCS Holdings and BCS Acquisition and (b) in the case of Revolving Credit Advances, to provide for ongoing working capital and other specified needs. The Lenders are willing to provide such financing on the terms and conditions set forth herein, including, among others, that the Borrowers amend and restate the 1998 Credit Agreement as provided herein. The Loan Parties conduct their operations on a combined basis with shared management, purchasing, planning, financial controls and other functions, and the access of all Borrowers to the credit facilities provided hereunder benefits all Loan Parties in connection with their various businesses.

                                       2
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         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (a) the Borrowers party to the 1998 Credit Agreement and Fleet hereby amend and restate the 1998 Credit Agreement in its entirety and (b) all the parties hereto hereby agree as follows:


               ARTICLE 1. ...... DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1.......Restatement;  Calculations.  Effective as of the date hereof (the "Restatement Date"), this Amended and Restated Credit Agreement amends and restates in its entirety the 1998 Credit Agreement.

         Effective on the Restatement Date, the "Revolving Loan" outstanding under the 1998 Credit Agreement on such date shall be deemed to be Revolving Credit Advances outstanding under Section 2.2 and shall be evidenced by the Revolving Notes, and the Lenders shall make appropriate transfers between them so that such Revolving Credit Advances are allocated in accordance with their Commitment Percentages.

         Amounts in respect of interest, fees and other amounts payable to or for the account of the Lenders shall be calculated in accordance with the provisions of (a) the 1998 Credit Agreement with respect to any period (or portion of any period) ending prior to the Restatement Date and (b) this Agreement as in effect on the Restatement Date after giving effect to the amendment and restatement thereof effected hereby and as from time to time thereafter in effect with respect to any period (or portion of any period) commencing on or after the Restatement Date.

         Section  1.2.......Definitions.   In  addition  to  the  terms  defined
elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

                  "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in a manner consistent with Statement No. 87 of the Financial Accounting Standards Board.

                  "Additional Term Loans" has the meaning set forth in Section 2.1.

                  "Adjusted Consolidated Capital Base" at any time means the sum of (a) Consolidated Net Worth at such time plus (b) the aggregate principal amount outstanding of Senior Unsecured Notes at such time.

                  "Adjusted Consolidated Leverage Ratio" at any time means the ratio of Consolidated Senior Secured Indebtedness to Adjusted Consolidated Capital Base.
                                       3
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                  "Adjusted Incurred Real Estate Costs" means the sum of (a)
         reasonable capitalized real estate costs of the Loan Parties incurred before or after the date hereof in connection with the development of Porcupine Ridge at the Northstar-at-Tahoe resort, Unit 7A at the Northstar-at-Tahoe resort and Unit 7B at the Northstar-at-Tahoe resort and (b) reasonable selling, general and administrative costs incurred after February 1, 2002 in connection with the Loan Parties' real estate operating segment.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, and shall include
         (i) any officer or director or general partner of such Person and (ii) any Person of which such Person or any Affiliate (as defined in clause
         (i) above) of such Person shall, directly or indirectly, beneficially own either at least 10% of the outstanding equity securities having the general power to vote or at least 10% of all equity interests.

                  "Agent" means Fleet National Bank, in its capacity as agent for the Lenders, and its successors in that capacity.

                  "Agreement" means this Amended and Restated Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

                  "Applicable Base Rate" means the sum of (a) the Base Rate plus
         (b) the Base Rate Margin, as each is in effect from time to time.

                  "Applicable LIBOR Rate" means the sum of (a) the LIBOR Rate plus (b) the LIBOR Rate Margin, as each is in effect from time to time.

                  "Appraisal" means a valuation of the operating business, assets, real estate or any portion thereof of any of the Loan Parties, in similar form as the appraisals previously provided to the Agent.

                  "ASC Subordinated Note" means the Subordinated Promissory Note dated November 27, 1996 issued by BCS Acquisition, Waterville and Cranmore payable to American Skiing Company, a Delaware corporation.

                  "Assignment and Acceptance Agreement" shall have the meaning set forth in Section 9.2 hereof.
                                       4
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                  "Base Rate" means the greater of (a) the Prime Rate and (b)
         the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

                  "Base Rate Loan" means any Revolving Credit Advance or any portion of the Term Loans bearing interest at a fluctuating rate determined by reference to the Applicable Base Rate.

                  "Base Rate Margin" means a rate per annum equal to 1 1/2%.

                  "BCS Acquisition" has the meaning provided in the preamble hereto.

                  "BCS Acquisition Security Agreement" means the Amended and Restated Security Agreement, dated as of the date hereof between the Agent and BCS Acquisition, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "BCS Group" means Booth Creek Ski Group, Inc., a Delaware corporation, together with itssuccessors and assigns.

                  "BCS Holdings" has the meaning provided in the preamble hereto.

                  "BCS Holdings Security Agreement" means the Amended and Restated Security Agreement dated as of the date hereof between the Agent and BCS Holdings, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Bear Mountain" has the meaning provided in the preamble hereto.

                  "Bear Mountain Mortgage" means the Amended and Restated Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the date hereof, executed by Bear Mountain in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Bear Mountain Security Agreement" means the Amended and Restated Security Agreement dated as of the date hereof, between Bear Mountain and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Booth Creek Management Company" means Booth Creek Management Corporation, a Delaware corporation, and its successors and assigns.

                  "Booth Creek LLLP" means Booth Creek Partners Limited II, L.L.L.P., a Colorado limited liability limited partnership, and its successors and assigns.
                                       5
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                  "Booth Creek Ski Acquisition" means Booth Creek Ski
         Acquisition, Inc., a Pennsylvania corporation.

                  "Borrower(s)" has the meaning provided in the preamble hereto.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The Commonwealth of Massachusetts are authorized or required to close under the laws of The Commonwealth of Massachusetts, and if the applicable day relates to a LIBOR Rate Loan or an Interest Period for a LIBOR Rate Loan, a day on which dealings in dollar deposits are also carried on in the London interbank market and banks are open for business in London.

                  "California Resorts" means the Northstar-at-Tahoe, Sierra-at-Tahoe and Bear Mountain ski resorts, collectively.

                  "Capital Expenditures" means, for any period, amounts added or required to be added to the "property and equipment" or "real estate held for development and sale" accounts on the Consolidated balance sheet of the Loan Parties, prepared in accordance with GAAP, in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, and (b) to the extent not included in clause (a) above, expenditures on account of materials, contract labor and direct labor relating thereto (excluding expenditures properly expensed as repairs and maintenance in accordance with GAAP); provided, however, that additions to the fixed asset accounts resulting from exchanges of an existing capital asset for another capital asset of equal or greater net book value shall not constitute a Capital Expenditure to the extent effected without the expenditure of cash or the incurrence of additional debt, if the net book value of such capital asset(s) for one or a series of related transactions being replaced is less than or equal to $1,500,000 or otherwise with the written consent of the Agent. Capital Expenditures shall not include any such amounts added to property and equipment or real estate held for development and sale resulting from Capitalized Leases, Financing Debt (other than the Lender Obligations) or insurance proceeds or which amounts are reimbursed or paid by any Person other than a Loan Party.

                  "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP and Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

                  "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP and Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

                  "Cash Equivalents" means:

                           (a) negotiable certificates of deposit, time
                  deposits, demand deposits and bankers' acceptances issued by, or maintained with, as the case may be, any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 by Moody's or A-1 by Standard & Poor's or issued by any Lender;

                           (b) short-term corporate obligations rated Prime -1 by Moody's or A-1 by Standard & Poor's;

                           (c) any direct obligation of the United States of
                  America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or
                  (ii) which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (iii) which, in the case of obligations of any state or municipality, is rated AA or better by Moody's; and

                           (d) any mutual fund or other pooled investment
                  vehicle rated AA or better by Standard & Poor's which invests primarily in obligations described above.

                  "Cash Management System" has the meaning provided in Section 5.17.

                  "Cash Proceeds" means, with respect to any disposition of assets permitted hereunder, the aggregate cash payments (including any cash received by way of deferred payment when and as received) received by the Loan Parties or any of their Subsidiaries.

                  "CIBC Securities Subsidiary" means, collectively, CIBC WG Argosy Merchant Fund 2, L.L.C. and Co-Investment Merchant Fund, LLC and their respective successors and assigns.

                  "Closing Date" means the date on which all of the conditions set forth in Section 3.1 have been satisfied.

                  "Code" means, collectively, the federal Internal Revenue Code of 1986 (or any successor statute), and the rules and regulations thereunder, all as from time to time in effect.

                  "Commitment Percentage" means as to each Lender its percentage interest in the Term Loans and the Maximum Revolving Credit Amount as set forth on Schedule 1 hereto.

                  "Compliance Certificate" means a certificate in the form of Exhibit C hereto and executed by an Officer.

                  "Computation Covenants" means the covenants set forth in Sections 5.5 and 5.11.

                  "Consolidated" and "Consolidating," and "consolidated" and "consolidating" when used with reference to any term, mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of the Loan Parties (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, as required by GAAP.

                  "Consolidated Debt Service" means, for any period, with respect to the Loan Parties and their Subsidiaries, the sum of (a) Consolidated Interest Expense, determined in accordance with GAAP consistently applied, (b) cash payments of principal made with respect to Capitalized Lease Obligations, (c) the aggregate amount of scheduled mandatory reductions of the Maximum Term Loan Amount pursuant to
         Section 2.1(d) hereof during such period and actually paid or payable during such period, without giving effect to any other prepayments of the Term Loans and (d) amounts reflected as "Minority Interest" in the Loan Parties' Consolidated statements of operations resulting from the non-voting preferred stock of Ski Lifts for periods prior to February 1, 2002.

                  "Consolidated EBITDA" means for any period the sum of (a) Consolidated Net Income plus (b) all amounts deducted in computing Consolidated Net Income in respect of (i) depreciation, depletion and amortization; (ii) Consolidated Interest Expense; (iii) taxes based upon or measured by income; (iv) non-cash cost of real estate sales;
         (v) amortization of deferred financing costs ; and (vi) amounts reflected as "Minority Interest" in the Loan Parties' Consolidated statements of operations resulting from the non-voting preferred stock of Ski Lifts for periods prior to February 1, 2002; provided, however, that Consolidated EBITDA shall not include (A) extraordinary or non-recurring gains or losses other than gains or losses from sales of real estate by TLC to TLH in accordance with the terms of the First Northstar Purchase Agreement; (B) $6,000,000 in cash income from real estate sales that was received by the Loan Parties in a fiscal year other than their fiscal year ending November 1, 2002, but recognized by the Loan Parties in their fiscal year ending November 1, 2002; (C) any portion of Consolidated Net Income that is attributable to any form of weather related insurance, including paid skier visit insurance and weather related derivatives and (D) any non-cash amounts reflected as "Other income (expense)" in the Loan Parties' Consolidated statements of operations.

                  "Consolidated Interest Expense" means for any period the sum of (a) the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "Interest Expense" on the Consolidated statement of operations of the Loan Parties, which shall include imputed interest on Capitalized Lease Obligations, plus (b) all capitalized interest for such period minus (c) interest and dividend income earned on Cash Equivalents.

                  "Consolidated Net Income" means the net income (or loss) from operations of the Loan Parties and their Subsidiaries, after taxes, determined in accordance with GAAP consistently applied.

                  "Consolidated Net Worth" at any time shall mean the total amount of stockholders' equity of the Loan Parties at such time determined in accordance with GAAP, except that equity shall not be reduced by any non-cash impairment charges for long-lived assets or goodwill recorded in accordance with FAS 142 or FAS 144 or similar accounting pronouncements.

                  "Consolidated Resort EBITDA" means for any period the sum of
         (a) Consolidated Resort Net Income plus (b) all amounts deducted in computing Consolidated Resort Net Income in respect of (i) depreciation and amortization; (ii) Consolidated Interest Expense; (iii) taxes based upon or measured by income; (iv) amortization of deferred financing costs; and (v) amounts reflected as "Minority interest" in the Loan Parties' Consolidated statements of operations resulting from the non-voting preferred stock of Ski Lifts for periods prior to February 1, 2002; provided, however, that Consolidated Resort EBITDA shall not include (A) extraordinary or non-recurring gains or losses, and (B) any portion of Consolidated Resort Net Income that is attributable to any form of weather related insurance, including paid skier visit insurance and weather related derivatives and (C) any non-cash amounts reflected as "Other income (expense)" in the Loan Parties' Consolidated statements of operations.

                  "Consolidated Resort Net Income" means the net income (or loss) of the Loan Parties and their Subsidiaries from resort operations (calculated consistent with past practice), after taxes, determined in accordance with GAAP consistently applied.

                  "Consolidated Senior Secured Indebtedness" means the sum of
         (a) the amount of all Lender Obligations plus (b) the amount of all other Financing Debt of the Loan Parties and their Subsidiaries secured by any Lien on any assets of any Loan Party or any Subsidiary other than the ASC Subordinated Note.

                  "Control Group Person" means any of the Loan Parties, any Subsidiary and any Person which is a member of the controlled group or under common control with any of the Loan Parties or any Subsidiary within the meaning of sections 414(b) or 414(c) of the Code or section 4001(a)(14) of ERISA.

                  "Cranmore" has the meaning provided in the preamble hereto.

                  "Cranmore Mortgage" means the Amended and Restated Fee Mortgage and Security Agreement, dated as of the date hereof, executed by Cranmore in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Cranmore Security Agreement" means the Amended and Restated Security Agreement, dated as of the date hereof, between Cranmore and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Credit Participants" has the meaning set forth in Section 9.3 hereof.

                  "Credit Security" means all assets now or from time to time hereafter subjected to a security interest or charge (or intended or required so to be pursuant to the Security Agreements, the Mortgages or any other Lender Agreement) to secure the payment or performance of any of the Lender Obligations, including the assets described in the Security Agreements, the Mortgages (excluding any environmental indemnity agreements) and any three party agreement with the Forest Service.

                  "Default" means an Event of Default or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

                  "Defaulting Lender" has the meaning set forth in Section 8.1 hereof.

                  "Designated Cleanup Period" has the meaning provided in
         Section 2.2(c).

                  "Distribution" means, with respect to any Person:

                           (i) the declaration or payment of any dividend, including dividends payable in shares of Stock of such Person, on or in respect of any shares of Stock of such Person;

                           (ii) the purchase or redemption of any shares of any
                  Stock of such Person (or of options, warrants or other rights for the purchase of such shares), directly, indirectly through a Subsidiary of such Person or otherwise;

                           (iii) any other distribution on or in respect of any shares of Stock in such Person;

                           (iv) any payment of principal or interest with
                  respect to, or any purchase or redemption of, any Indebtedness of such Person which by its terms is subordinated to the payment of the Lender Obligations; and

                           (v) any payment, loan or advance (including any
                  salary, management fee or other fee, benefit, bonus or any other compensation in respect of services provided to such Person or any lease payments) by such Person to, or any other Investment by such Person in, the holder of any shares of Stock in such Person other than (a) compensation to officers and employees of such Person in the ordinary course of business, (b) director's fees payable to independent outside directors and (c) in connection with any transaction that complies with Section 5.15 hereof.

                  "DRE" has the meaning provided in the preamble hereto.

                  "DRE Mortgage" means the Mortgage and Security Agreement, dated as of the date hereof, executed by DRE in favor of the agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "DRE Security Agreement" means the Guarantee and Security Agreement, dated as of the date hereof, between DRE and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "East West" mean East West Partners, Inc., a Colorado corporation.

                  "Environmental Law" means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" has the meaning set forth in Section 7.1 hereof.

                  "EWRD V" means East West Resort Development V L.P., L.L.L.P., a Delaware limited liability limited partnership.

                  "Excess Cash Proceeds" means Net Cash Proceeds from Permitted Real Estate Sales minus (a) the cumulative amount of Adjusted Incurred Real Estate Costs incurred through the last day of the fiscal quarter in which any such Permitted Real Estate Sale was consummated and (b) the aggregate amount of the Term Loans previously repaid by the Loan Parties from the Closing Date through the last day of such fiscal quarter. For purposes of clarification, "Excess Cash Proceeds" will be determined on a quarterly basis beginning with the fiscal quarter ending April 30, 2002.

                  "Excess Real Property" means unimproved parcels of real property owned by the Loan Parties which are not then used or contemplated to be used in connection with the ski or golf operations of the Loan Parties (excluding real property included within the definition of Permitted Real Estate Sales) which, for purposes hereof, shall be deemed to include the items listed on Schedule 2 hereto.

                  "Exchange Act" means the federal Securities Exchange Act of 1934, as amended and in effect from time to time.

                  "Excluded Asset Sales" means (a) sales of single family lots in the Unit 7 development at the Northstar-at-Tahoe ski resort, (b) the sale, lease or other transfer of real estate by TLC to TLH as contemplated by the First Northstar Purchase Agreement, (c) sales of development real estate at the Loon Mountain ski resort with the Agent's consent, which consent shall not be unreasonably withheld, (d) sales of inventory or timber in the ordinary course of business, (e) sales of tangible assets to be replaced in the ordinary course of business by other assets of substantially equal or greater value, (f) sales or transfers of assets to any other Loan Party and (g) other sales, leases and transfers of real or personal property (other than Investments in Subsidiaries), or interests therein, in an amount not to exceed $2,000,000 in any fiscal year of the Loan Parties.

                  "Federal Funds Effective Rate" means for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

                  "Fee Letter" has the meaning set forth in Section 2.9(d) hereof.

                  "Financing Debt" means (without duplication):

                           (a)      Indebtedness for borrowed money;

                           (b) Indebtedness evidenced by notes, bonds, debentures or similar instruments;

                           (c) Indebtedness in respect of Capitalized Lease Obligations;

                           (d) Indebtedness for the deferred purchase price of
                  assets, including, without limitation, the ASC Subordinated Note (other than normal trade accounts payable or other accrued liabilities arising in the ordinary course of business including, without limitation, trade accounts (payable over not more than 24 months) for inventory, rental equipment, uniforms, and, with the consent of the Agent which will not be unreasonably withheld or delayed, other items); and

                           (e) Indebtedness in respect of mandatory redemption or mandatory dividends on capital stock (or other equity interests).

                  "First Northstar Purchase Agreement" means that certain Agreement for Purchase and Sale of Real Property by and among TLH and TLC dated as of September 22, 2000.

                  "Fleet" means Fleet National Bank.

                  "Forest Service" has the meaning set forth in Section 6.23 hereof.

                  "Forest Service Permits" has the meaning set forth in Section
         6.23 hereof.

                  "Generally Accepted Accounting Principles" or "GAAP" means accounting principles generally accepted in the United States as defined by the Financial Accounting Standards Board, as from time to time in effect.

                  "Guaranteed Obligations" has the meaning set forth in Section
         2.16 hereof.

                  "Guarantor" means (a) DRE and (b) each other Person which guarantees, pursuant to Section 2.16 or otherwise, all or any part of the Lender Obligations.

                  "Guaranty" or "Guarantee" means

                           (a) any guarantee by a Person of the payment or performance of, or any contingent obligation by a Person in respect of, any Indebtedness or other obligation of any obligor other than such Person;

                           (b) any other arrangement whereby credit is extended
                  to one obligor on the basis of any legally enforceable promise or undertaking of another Person (including any "comfort letter" or "keep well agreement" written by such other Person to a creditor or prospective creditor) to (i) pay the Indebtedness of such obligor, (ii) purchase an obligation owed by such obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or referred to in a footnote thereto;

                           (c) any liability of a Person as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                           (d) any liability of a Person as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture; and

                           (e) reimbursement obligations with respect to letters of credit, surety bonds and other financial guarantees;

         provided,   however,  that  the  term  "Guarantee"  shall  not  include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Material" means, collectively, any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act (or any successor statute) or regulated as toxic or hazardous under the Resource Conservation and Recovery Act of 1976 or any similar state or local statute or regulation, and the rules and regulations thereunder, all as from time to time in effect.

                  "Indebtedness" means, as to any Person, all obligations, contingent and otherwise, which in accordance with GAAP consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guarantees, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

                  "Initial Term Loans" has the meaning provided in Section 2.1(a) hereof.

                  "Interest Period" means with respect to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan and ending one, two, three, six or, if available from all of the Lenders, twelve months thereafter, as the Borrowers may request as provided in Section 2.5(a) hereof, provided that:

                            (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

                            (c) any Interest Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                            (i) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

                  "Interest Rate Protection Agreement" means any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to reduce the exposure of such customers to interest rate fluctuations entered into by any Loan Party.

                  "Investment" means, with respect to any Person:

                            (a) any share of Stock,  evidence of Indebtedness or
                  other security issued by any other Person;

                            (b) any loan,  advance or extension of credit to, or
                  contribution to the capital of, any other Person;

                            (c) any Guarantee of the  Indebtedness  of any other
                  Person;

                            (d) any  acquisition  of all or any material part of
                  the business of or any resort property of any other Person or the assets comprising such business or part thereof;

                            (e) any  commitment  to make any  Investment  or any
                  option payments made relating to an Investment; and

                            (f) any other similar investment.

                  The investments described in the foregoing clauses (a) through
         (f) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of Stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) current trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for goods and services in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to such Person or as security for any such Indebtedness or claim, (v) stock, instruments or other securities received in connection with the sale, lease or other transfer of assets permitted under Section 5.12 (other than Permitted Real Estate Sales) or (vi) demand deposits in banks or trust companies.

                  "Issuing Bank" shall mean Fleet.

                  "John Hancock" means, collectively, the John Hancock Life Insurance Company, a Massachusetts corporation, and Hancock Mezzanine Partners, L.P. and their respective successors and assigns.

                  "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Loan Parties and their Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any LIBOR Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any LIBOR Office is located, or any political subdivision of any of the foregoing. Any such law, statute, rule, regulation, directive, order, decree, guideline or interpretation imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is customary commercial practice of similarly situated lending institutions generally.

                  "Lender Agreements" means this Agreement, the Revolving Credit Notes, the Term Notes, the Mortgages, the Security Agreements and any Interest Rate Protection Agreement with any Lender (or an Affiliate of any Lender) at the time such arrangement is entered into, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Loan Parties to the Agent or the Lenders in connection therewith.

                  "Lender Obligations" means all present and future obligations and Indebtedness of any Loan Party or any Subsidiary owing to the Agent or the Lenders under this Agreement or any other Lender Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Notes and the Term Notes, and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Lender Agreement.

                  "Lenders" means (a) initially, each Lender listed on the signature pages hereof, (b) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 9.2 hereof, and (c) their respective successors.

                  "Letter of Credit Exposure" means, with respect to any Letter of Credit, the amount of the Maximum Exposure Under Letters of Credit attributable to such Letter of Credit.

                  "Letters of Credit" has the meaning provided in Section 2.6(a) hereof.

                  "LIBOR Office" means such non-United States office or international banking facility of any Lender as the Lender may from time to time select.

                  "LIBOR Pricing Option" means the option granted to the Borrowers pursuant to Section 2.5 hereof to have interest on all or a portion of the Loans computed on the basis of the Applicable LIBOR Rate for an applicable Interest Period.

                  "LIBOR Rate" means, as applicable to any LIBOR Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Rate Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) Business Days preceding the first day of such LIBOR Rate Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Rate Loan as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Rate Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) Business Days preceding the first day of such LIBOR Rate Loan. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate for a requested LIBOR Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

                  "LIBOR Rate Fixing Day" means, in the case of any LIBOR Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

                  "LIBOR Rate Loan" means any Loan hereunder upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate. The expiration date of any LIBOR Rate Loan shall be the last day of the Interest Period applicable to such LIBOR Rate Loan.

                  "LIBOR Rate Margin" means a rate per annum equal to 4%.

                  "Lien" means, with respect to any Person:

                           (a) any encumbrance, mortgage, pledge, lien, charge
                  or security interest of any kind upon any property or assets of such Person, whether now owned or hereafter acquired, or upon the income or profits therefrom;

                           (b) the acquisition of, or the agreement to acquire,
                  any property or assets upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease); and

                           (c) the sale, assignment, pledge or transfer for
                  security of any accounts, general intangibles or chattel paper of such Person, with or without recourse.

                  "LMRC Holding" has the meaning provided in the preamble hereto.

                  "LMRC Holding Security Agreement" means the Amended and Restated Security Agreement dated as of the date hereof between LMRC Holding and the Agent, as amended, restated, supplemented and in effect from time to time.

                  "Loan" means all or a portion of any Term Loan and any Revolving Credit Advance outstanding hereunder or made to the Borrowers by the Lenders pursuant to Article 2 of this Agreement, and "Loans" means all of such loans, collectively.

                  "Loan Party" means any Borrower or any Guarantor.

                  "Loan Parties" means the Borrowers and the Guarantors.

                  "Loon" has the meaning provided in the preamble hereto.

                  "Loon Mortgage" means the Amended and Restated Mortgage, Security Agreement and Assignment of Leases and Rents, dated as of the date hereof, executed by Loon and Loon Realty in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Loon Realty" has the meaning provided in the preamble hereto.

                  "Loon Realty Security Agreement" means the Amended and Restated Security Agreement, dated as of the date hereof, between Loon Realty and the Agent, as amended, restated supplemented or otherwise modified and in effect from time to time.

                  "Loon Security Agreement" means the Amended and Restated Security Agreement, dated as of the date hereof, between Loon and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Majority Lenders" means, at any time, the Lenders (excluding Defaulting Lenders) having made not less than 75% of the outstanding principal amount of the Loans (excluding Loans made by a Defaulting Lender) hereunder, or, if no Loans are outstanding, the Lenders (excluding Defaulting Lenders) having aggregate Commitment Percentages of not less than 75% (excluding Commitment Percentages of Defaulting Lenders); provided, however, if there are only two Lenders, the Majority Lenders shall mean Lenders having made one hundred percent (100%) of the outstanding principal amount of the Loans (excluding Loans made by Defaulting Lenders) and, if no Loans are outstanding, shall mean Lenders (excluding Defaulting Lenders) holding one hundred percent (100%) of the aggregate Commitment Percentages (excluding Commitment Percentages of Defaulting Lenders).

                  "Margin Stock" means "margin stock" within the meaning of Regulation U (or any successor provisions) of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, all as from time to time in effect.

                  "Material Adverse Change" means any materially adverse change in the business, assets, financial condition or income of the Loan Parties and their Subsidiaries taken as a whole since November 2, 2001.

                  "Material Plan" means any Plan or Plans, collectively, as to which (a) the excess of (i) the aggregate Accumulated Benefit Obligations under such Plan or Plans over (ii) the aggregate fair market value of the assets of such Plan or Plans allocable to such benefits, all determined as of the then most recent valuation date or dates for such Plan or Plans, is greater than (b) $1,000,000.

                  "Maximum Credit Amount" means $50,000,000.

                  "Maximum Exposure Under Letters of Credit" means at any time the sum of (a) the aggregate face amount of all unpaid drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts then outstanding which the Agent has theretofore accepted under Letters of Credit but has not paid.

                  "Maximum Revolving Credit Amount" means as of any date of determination, the lesser of (a) $25,000,000 or (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to
         Section 2.12 hereof; provided that if the obligation of the Lenders to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.

                  "Maximum Term Loan Amount" shall initially be the amount of outstanding Term Loans at the close of business on the Term Loan Commitment Termination Date and as of any subsequent date of determination, the maximum principal amount of the Term Loans which may be outstanding pursuant to Section 2.1(d).

                  "Moody's" means Moody's Investor Service, Inc. and its successors.

                  "Mortgages" means, collectively, the TLC Mortgage, the Sierra-at-Tahoe Mortgage, the Bear Mountain Mortgage, the Waterville Mortgage, the Cranmore Mortgage, the DRE Mortgage, the Ski Lifts Mortgage, the Loon Mortgage and related assignments to the Agent of leases of real property owned by any of the Loan Parties.

                  "Multiemployer Plan" means any Plan which is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" means the Cash Proceeds with respect to any disposition of assets permitted hereunder less, to the extent not included in Adjusted Incurred Real Estate Costs, the sum of (a) any reasonable sales commissions payable to third parties and other direct sales and out-of-pocket administrative expenses in connection therewith, (b) fees and expenses of attorneys and other professionals in connection therewith, (c) any taxes payable in connection with such disposition, including any appropriate reserves taken in accordance with GAAP for taxes in connection therewith and (d) any appropriate liabilities accrued in accordance with GAAP for contractual obligations or formal commitments associated with (i) project development mitigation measures required by governmental or regulatory agencies,
         (ii) requirements of annexation and similar arrangements with homeowners' associations or similar bodies, (iii) warranties or post-sale remediation arrangements with purchasers of property in Permitted Real Estate Sales, and (iv) other similar obligations and commitments incurred in connection with Permitted Real Estate Sales.

                  "New Hampshire Resorts" means collectively, the Waterville Valley, Cranmore and Loon Mountain resorts.

                  "NMP" means Northstar Mountain Properties, LLC, a Delaware limited liability company.

                  "NMP Non-Residential Property Agreement" means that certain Non-Residential Property Agreement, dated as of September 23, 2000, entered into by and among TLH and NMP.

                  "NMP Operating Agreement" means the Operating Agreement of Northstar Mountain Properties, LLC dated as of September 23, 2000, by and between TLH and EWRD V, as amended by the First Amendment to Operating Agreement of NMP dated as of January 31, 2002, and as modified and amended from time to time in accordance with the terms thereof and hereof.

                  "NMP Property" means the Property as defined in the First Northstar Purchase Agreement.

                  "NMP Resort Right of First Offer Agreement" means a Right of First Offer Agreement which may be entered into between TLH and EWRD V pursuant to the NMP Operating Agreement.

                  "NMP Transaction Agreements" means the First Northstar Purchase Agreement, the Second NMP Purchase Agreement, the NMP Operating Agreement, the NMP Non-Residential Property Agreement, the "Net Lease" and the "Easement Agreement," as such terms are defined in the First Northstar Purchase Agreement, and that certain Employee Housing Agreement, dated as of September 22, 2000, between TLC and NMP.

                  "Northstar Club" means Northstar Club, L.L.C., a California limited liability company, together with its successors and assigns.

                   "Notes" means the Revolving Credit Notes and the Term Notes.

                  "Notice of Additional Term Loan Borrowing" has the meaning set forth in Section 2.3(a).

                  "Notice of Revolving Credit Borrowing" has the meaning set forth in Section 2.3(a).

                  "Officer" means the chief executive officer, president, chief financial officer or a vice president whose primary responsibility is for the financial affairs of, any of the Borrowers.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

                  "Permitted BCS Group Owners" means Booth Creek LLLP (so long as George N. Gillett, Jr. or Rose Gillett is the managing general partner thereof), John Hancock and its Affiliates (other than its portfolio companies), the CIBC Securities Subsidiary, Jeffrey J. Joyce, George N. Gillett, Jr., Rose Gillett, any trust solely for the benefit of George N. Gillett, Jr. and Rose Gillett or their respective immediate family members, or any partnership all the ownership interests in which are beneficially owned by any of the foregoing; provided that with respect to any trust or partnership either George N. Gillett, Jr. or Rose Gillett shall at all times have the exclusive power under such trust or partnership to direct, directly or indirectly, the voting of the share of voting stock of BCS Group held by such trust or partnership.

                  "Permitted Real Estate Sales" means sales for cash or, with respect to up to three parcels, without cash consideration pursuant to the terms of written employment agreements, of single family lots in the developments of Porcupine Ridge at the Northstar-at-Tahoe resort, Unit 7A at the Northstar-at-Tahoe resort and Unit 7B at the Northstar-at-Tahoe resort.

                  "Person" means any present or future natural person or any corporation, association, partnership, limited liability company, joint venture, company, trust, business trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

                  "Plan" means any pension or other employee benefit plan subject to Title IV of ERISA and/or Section 412 of the Code maintained, or to which contributions have been made by any of the Loan Parties, any of their Subsidiaries or any Control Group Person at any time after December 3, 1996.

                  "Pricing Notice" means a notice substantially in the form of Exhibit D hereto.

                  "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Agent as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

                  "Properties" means all real properties and interests therein owned by the Loan Parties or any of their Subsidiaries which are subject to mortgage liens in favor of the Agent under the Mortgages.

                  "Reportable Event" means an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

                  "Resorts" means the California Resorts, the New Hampshire Resorts and the Washington Resorts, collectively.

                  "Revolving Credit Advance" means any loan or advance from any Lender to the Borrowers pursuant to Section 2.2 of this Agreement.

                  "Revolving Credit Notes" means the Amended and Restated Revolving Credit Notes substantially in the form of Exhibit A-2 hereto executed by the Borrowers in favor of each Lender to evidence the Revolving Credit Advances to be made by the Lenders from time to time hereunder.

                  "Revolving Credit Termination Date" means October 31, 2005.

                  "S.A.S." means Statement of Auditing Standards, as promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants, as from time to time in effect.

                  "Second NMP Purchase Agreement" means the Agreement for Purchase and Sale of Real Property dated as of September 22, 2000 by and between TLH and East West, which subsequently assigned its interest therein to NMP.

                  "Security Agreements" means, collectively, the TLC Security Agreement, the Sierra-at-Tahoe Security Agreement, the Bear Mountain Security Agreement, the Waterville Security Agreement, the Cranmore Security Agreement, the Ski Lifts Security Agreement, the DRE Security Agreement, the LMRC Holding Security Agreement, the Loon Security Agreement, the Loon Realty Security Agreement, the BCS Acquisition Security Agreement and the BCS Holdings Security Agreement.

                  "Securities Purchase Agreement" means the Amended and Restated Securities Purchase Agreement dated May 28, 2000 among the CIBC Securities Subsidiary, John Hancock, Booth Creek LLLP and BCS Group, as further amended and in effect from time to time.

                  "Senior Credit Facility" means the "Senior Credit Facility" as such term is defined in the Senior Indenture.

                  "Senior Indenture" means the Indenture dated as of March 18, 1997, among BCS Holdings, the Guarantors named therein, Marine Midland Bank as Trustee, as amended and supplemented by Supplemental Indenture No. 1 dated as of April 25, 1997, Supplemental Indenture No. 2 dated as of February 20, 1998, Supplemental Indenture No. 3 dated as of February 26, 1998 and Supplemental Indenture No. 4 dated as of October 8, 1998.

                  "Senior Unsecured Notes" means the notes issued pursuant to the Senior Indenture.

                  "Sierra-at-Tahoe" has the meaning provided in the preamble hereto.

                  "Sierra-at-Tahoe Mortgage" means the Amended and Restated Deed of Trust, Assignments of Rents, Security Agreement and Fixture Filing dated as of the date hereof, executed by Sierra-at-Tahoe in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Sierra-at-Tahoe Security Agreement" means the Amended and Restated Security Agreement dated as of the date hereof, between Sierra-at-Tahoe and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Ski Lifts" has the meaning provided in the preamble hereto.

                  "Ski Lifts Mortgage" means the Amended and Restated Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the date hereof, executed by Ski Lifts in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Ski Lifts Security Agreement" means the Security Agreement dated as of the date hereof, between Ski Lifts and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person, as part of a going concern, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  "Standard & Poor's" means Standard & Poor's Rating Group and any successors to its corporate ratings business.

                  "Stock" means all shares, options, warrants, general or limited partnership interests, limited liability company membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subordinated Indebtedness" means Indebtedness of the Loan Parties which is subordinated to the Lender Obligations on terms reasonably acceptable to and approved in writing by the Agent.

                  "Subsidiary" means any Person of which any Loan Party or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

                  "Successor Lender" has the meaning provided in Section 9.2 hereto.

                  "Sustaining Capital Expenditures" means the Capital Expenditures expected to be incurred by the Loan Parties in connection with customary maintenance of the Resorts, which the parties hereby agree shall be $5,000,000 during each four-quarter period.

                  "Term Loan Commitment Amount" means as of any date of determination, $25,000,000 less the aggregate principal amount of the Initial Term Loans, less the aggregate original principal amount of any outstanding Additional Term Loans made to the Borrowers and less the amount of any voluntary reduction of the Term Loan Commitment Amount pursuant to Section 2.12; provided that if the obligation of the Lenders to make further Additional Term Loans is terminated upon the occurrence of an Event of Default and at any time after the Term Loan Commitment Termination Date, the Term Loan Commitment Amount as of any date of determination thereafter shall be deemed to be $0.

                  "Term  Loan  Commitment  Fee"  has the  meaning  set  forth in
         Section 2.9.

                  "Term Loan Commitment Termination Date" has the meaning set forth in Section 2.1.

                  "Term Loan Maturity Date" means October 31, 2005.

                  "Term  Loan  Reduction  Dates"  has the  meaning  set forth in
         Section 2.1.

                  "Term Loans" means the Initial Term Loans and the Additional Term Loans made by the Lenders to the Borrowers under Section 2.1 hereof.

                  "Term Notes" means the Term Notes substantially in the form of Exhibit A-1 hereto executed by the Borrowers in favor of each Lender to evidence the Term Loan made by the Lenders hereunder.

                  "TLC" has the meaning provided in the preamble hereto.

                  "TLC Mortgage" means the Amended and Restated Deed of Trust, Assignments of Rents, Security Agreement and Fixture Filing dated as of the date hereof, executed by TLC in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "TLC Security Agreement" means the Amended and Restated Security Agreement dated as of the date hereof, between TLC and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "TLH"  means   Trimont   Land   Holdings,   Inc.,  a  Delaware
         corporation.

                  "2001 Financial Statements" means the Consolidated Balance Sheet of the Loan Parties and their Subsidiaries as of November 2, 2001 and the related Consolidated Statements of Operations, Shareholder's Equity and Cash Flows for the year then ended and the notes to such financial statements.

                  "UCC"  means  the  Massachusetts   Uniform   Commercial  Code,
         Massachusetts General Laws c. 106, as amended from time to time.

                  "UCP" shall mean the most recent Uniform Customs and Practices adopted by a Congress of the International Chamber of Commerce, and any subsequent revisions thereof approved by such a congress and adhered to by the Issuing Bank.

                  "Washington Resorts" means the Summit resort.

                  "Waterville" has the meaning provided in the preamble hereto.

                  "Waterville Mortgage" means the Amended and Restated Fee Mortgage and Security Agreement originally dated as of the date hereof between Waterville and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

                  "Waterville Security Agreement" means the Amended and Restated Guarantee and Security Agreement, dated as of the date hereof between Waterville and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

         Section 1.3. Accounting Terms. All accounting terms used and not defined in this Agreement shall be construed in accordance with GAAP consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

                             ARTICLE 2. THE CREDITS

         Section 2.1. The Term Loans.

         (a) Subject to the terms and conditions of this Agreement, including satisfaction of the conditions set forth in Section 3.1, on the first Business Day following the Restatement Date, each Lender, severally and not jointly, shall make an initial Term Loan (collectively, the "Initial Term Loans") to the Borrowers in an amount equal to such Lender's respective Commitment Percentage of $14,000,000.

         (b) At any time on or before August 15, 2002 (the "Term Loan Commitment Termination Date"), upon not less than five (5) Business Days written notice from the Borrowers to the Agent, subject to the terms and conditions of this Agreement and so long as there exists no Default, each Lender, severally and not jointly, shall make additional Term Loans (each an "Additional Term Loan" and collectively, the "Additional Term Loans") to the Borrowers as the Borrowers may from time to time request, by notice to the Agent in accordance with Section 2.3, in an aggregate amount (i) as to each Lender, not to exceed at any time such Lender's Commitment Percentage of the Term Loan Commitment Amount, and (ii) as to all Lenders, not to exceed the Term Loan Commitment Amount; provided, that the aggregate number of outstanding Additional Term Loans shall not exceed seven
(7).

         (c) On the Closing Date, the Borrowers shall execute and deliver to each Lender a Term Note to evidence the Term Loans from time to time made by such Lender to the Borrowers hereunder.

         (d) The Term Loans shall mature on the Term Loan Maturity Date. Commencing January 31, 2003, the Maximum Term Loan Amount shall permanently reduce by an amount equal to $1,000,000 on the last day of each January, April, July and October (each a "Term Loan Reduction Date"). The Borrowers, jointly and severally, shall make repayments, if necessary, of the Term Loans in such amounts and at such times so that the outstanding principal amount of the Term Loans on each Term Loan Reduction Date shall not exceed the applicable Maximum Term Loan Amount.

         (e) The final principal installment shall be due on the Term Loan Maturity Date, together with all outstanding principal, accrued interest and other fees and charges hereunder. No amounts of the Term Loans which are repaid may be reborrowed.

         Section 2.2. The Revolving Credit.

         (a) Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Revolving Credit Termination Date, each Lender, severally and not jointly, shall make such Revolving Credit Advances to the Borrowers as the Borrowers may from time to time request, by notice to the Agent in accordance with Section 2.3, in an aggregate amount (i) as to each Lender, not to exceed at any time such Lender's Commitment Percentage of (A) the Maximum Revolving Credit Amount minus (B) the Maximum Exposure Under Letters of Credit, and (ii) as to all Lenders, not to exceed the Maximum Revolving Credit Amount minus the Maximum Exposure Under Letters of Credit. The outstanding principal amount of the Revolving Credit Advances, together with all accrued interest and other fees and charges related thereto, shall be repaid in full on the Revolving Credit Termination Date. On the Closing Date the Borrowers shall execute and deliver to each Lender a Revolving Credit Note to evidence the Revolving Credit Advances from time to time made by such Lender to the Borrowers hereunder.

         (b) Subject to the foregoing limitations and the provisions of Section 4.2, the Borrowers shall have the right to make prepayments reducing the outstanding balance of Revolving Credit Advances and to request further Revolving Credit Advances, all in accordance with Section 2.3, without other restrictions hereunder; provided that the Lenders shall have the absolute right to refuse to make any Revolving Credit Advances for so long as there exists any Default or a Default would result from the making of such a Revolving Credit Advance.

         (c) For a period of thirty (30) consecutive days in each year, commencing between January 15 and February 28 of such year (such period being the "Designated Cleanup Period" for such year), there shall be no Revolving Credit Advances outstanding.

         Section 2.3. Making of Additional Term Loans and Revolving Credit Advances.

         (a) Each Additional Term Loan and Revolving Credit Advance shall be made on notice given by BCS Holdings, as agent for the Borrowers, to the Agent not later than five (5) Business Days prior to the proposed Borrowing with respect to an Additional Term Loan (a "Notice of Additional Term Loan
Borrowing") or not later than 12:00 noon (Boston time) on the date of the proposed Borrowing with respect to Revolving Credit Advance (a "Notice of Revolving Credit Borrowing"); provided, however, that if the Borrowers elect a LIBOR Rate Pricing Option with respect to any Revolving Credit Advance in accordance with Section 2.5 hereof, such Notice of Revolving Credit Borrowing shall be given by BCS Holdings, as agent for the Borrowers, contemporaneously with a Pricing Notice in the manner and within the time specified in Section
2.5. The Agent shall give the Lenders notice of each Notice of Additional Term Loan Borrowing or Notice of Revolving Credit Borrowing in accordance with the Agent's customary practice. Each such Notice of Additional Term Loan Borrowing or Notice of Revolving Credit Borrowing shall be by telephone or telecopy, in each case confirmed immediately in writing by the Borrowers in substantially the form of Exhibit B-1 and Exhibit B-2 hereto, as applicable, specifying therein
(i) the requested date of such Additional Term Loan or Revolving Credit Advance, and (ii) the amount of such Additional Term Loan (which shall not be less than $1,000,000 and in an integral multiple of $100,000) or Revolving Credit Advance (which shall not be less than $100,000 and in an integral multiple of $50,000). The Loan Parties agree to indemnify and hold the Lenders harmless for any action, including the making of any Additional Term Loans or Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Agent and the Lenders in good faith reliance upon such telephone request. The Loan Parties hereby agree that each request for an Additional Term Loan or Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation that the conditions set forth in Sections 3.2 and 3.3 hereof, as applicable, have been satisfied as of the date of such request.

         (b) Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 2:00 p.m. on the date of each proposed Additional Term Loan or Revolving Credit Advance, to the Agent at the Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Additional Term Loan or Revolving Credit Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will credit such funds to the account of BCS Holdings, as agent for the Borrowers, on the date of the proposed Additional Term Loan or Revolving Credit Advance.

         (c) Unless the Agent shall have received notice from a Lender prior to the date of any Additional Term Loan or Revolving Credit Advance that such Lender will not make available to the Agent such Lender's Commitment Percentage of such Additional Term Loan or Revolving Credit Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Additional Term Loan or Revolving Credit Advance in accordance with and as provided in this Section 2.3 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrowers. If and to the extent such Lender shall not have so made its Commitment Percentage of such Additional Term Loan or Revolving Credit Advance available to the Agent and the Agent shall have made available such corresponding amount to the Borrowers, such Lender agrees to pay to the Agent forthwith on demand, and the Borrowers agree to repay to the Agent within two Business Days after demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Borrowers until the date such amount is paid or repaid to the Agent, at an interest rate equal to the interest rate applicable at the time to such Additional Term Loan or Revolving Credit Advances. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Additional Term Loan or Revolving Credit Advance for purposes of this Agreement. If the Borrowers make a repayment required by the foregoing provisions of this Section 2.3(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this
Section 2.3(c), the Agent shall promptly refund the amount of the Borrowers' payment.

         (d) The failure of any Lender to make the Additional Term Loan or Revolving Credit Advance to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Additional Term Loan or Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender.

         Section 2.4. Interest on Term Loans and Revolving Credit Advances.

         (a) Subject to the terms of Section 2.5 relating to LIBOR Pricing Options, the Borrowers shall pay interest on the unpaid principal balance of the Term Loans from time to time outstanding at a rate per annum equal to the Applicable Base Rate. Interest on the Term Loans shall be payable quarterly in arrears on the last day of each January, April, July and October, commencing April 30, 2002 and continuing until the Term Notes shall have been paid in full.

         (b) Subject to the terms of Section 2.5 relating to LIBOR Pricing Options, the Borrowers shall pay interest on the unpaid balance of the Revolving Credit Advances from time to time outstanding at a per annum rate equal to the Applicable Base Rate. Interest on the Revolving Credit Advances shall be payable quarterly in arrears on the last day of each January, April, July and October, commencing April 30, 2002 and continuing until all of the Indebtedness of the Borrowers to the Lenders under the Revolving Credit Notes shall have been paid in full.

         Section 2.5. Election of LIBOR Pricing Options.

         (a) Subject to all the terms and conditions hereof and so long as there exists no Default, BCS Holdings, as agent for the Borrowers may, by delivering a Pricing Notice to the Agent received at or before 10:00 a.m. Boston time on the date three Business Days prior to the commencement of the Interest Period selected in such Pricing Notice, elect to have all or a portion of the outstanding Term Loans or Revolving Credit Advances, as the Borrowers may specify in such Pricing Notice, accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable LIBOR Rate for such Interest Period; provided, however, that any such election made with respect to such Term Loans or Revolving Credit Advances shall be in an amount not less than $1,000,000 and in increments of $500,000; and provided further that no such election will be made if it would result in there being more than eight (8) LIBOR Pricing Options in the aggregate outstanding at any one time. Interest on Loans bearing interest at the Applicable LIBOR Rate shall be paid for the applicable Interest Period on the last day thereof and when such Loan is due (whether at maturity, by reason of acceleration or otherwise). In the case of any Interest Period longer than 90 days, the Borrowers will also jointly and severally pay the accrued and unpaid interest on the portion of the Loan subject to the LIBOR Pricing Option having such Interest Period at quarterly intervals, the first such payment to be made on the last Business Day of the three-month period which begins on the first day of such Interest Period.

         (b) Each Pricing Notice shall specify: (i) the selection of a LIBOR Pricing Option; (ii) the effective date and amount of Revolving Credit Advances or Term Loans or portion thereof subject to such LIBOR Pricing Option, subject to the limitations set forth herein; and (iii) the duration of the applicable Interest Period. Each Pricing Notice shall be irrevocable.

         (c) The Agent will promptly inform each Lender of a Pricing Notice and the Interest Period specified by the Borrowers therein. Upon determination by the Agent of the Applicable LIBOR Rate for any Interest Period selected by the Borrowers, the Agent will promptly inform the Borrowers and each Lender of such Applicable LIBOR Rate so determined or, if applicable, the reason why the Borrowers' election will not become effective.

         Section 2.6. Letters of Credit.

         (a) Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Sections 3.1 and 3.3 hereof, and provided no Default has occurred and is continuing, the Issuing Bank shall at any time prior to the Revolving Credit Termination Date, upon the request of the Borrowers pursuant to paragraph (b) below, issue letters of credit ("Letters of Credit") for the account of the Borrowers, provided that the aggregate face amount of all outstanding Letters of Credit shall not at any time exceed $3,000,000. As of the date hereof, the Issuing Bank has issued letters of credit for the account of the Borrowers described on Schedule 5.7(b), which from and after the date hereof shall be deemed to be Letters of Credit issued hereunder, and the face amount thereof from time to time shall count against the limit set forth above.

         (b) BCS Holdings on behalf of the Borrowers may request that the Issuing Bank issue a Letter of Credit by written notice (the "Letter of Credit Notice") given by BCS Holdings to the Issuing Bank not less than three (3) Business Days prior to the proposed date of issuance of such Letter of Credit. The Letter of Credit Notice shall (i) specify the proposed date of issuance, the beneficiary, amount and the purpose of such Letter of Credit and (ii) be accompanied by a completed letter of credit application furnished by the Issuing Bank.

         (c) The Borrowers hereby agree, jointly and severally, to pay to the Issuing Bank on the date on which the Issuing Bank shall be required to pay any draft presented under any Letter of Credit, a sum (each such sum, a "Reimbursement Obligation") equal to: (i) the amount so paid under such Letter of Credit, plus (ii) interest on any amount remaining unpaid by the Borrowers to the Issuing Bank under clause (i) from and including the date on which such amount becomes payable pursuant to clause (i) until payment in full, payable on demand, at a per annum rate of interest equal to the rate applicable to the Revolving Credit Advances which are Base Rate Loans under Section 2.4 hereof. If the Borrowers shall fail to pay to the Issuing Bank the Reimbursement Obligation on the date on which the Issuing Bank shall be required to pay any draft presented under any such Letter of Credit, the Agent shall, to the extent the Borrowers have availability to request a Revolving Credit Advance, consider such failure to be a request for a Revolving Credit Advance in the amount of the unpaid Reimbursement Obligation (which request shall be deemed a confirmation that the conditions set forth in Section 3.3 have been satisfied), and the Agent shall apply the proceeds of such Revolving Credit Advance to reimburse the Issuing Bank for the Reimbursement Obligation.

         (d) The Borrowers shall, jointly and severally, quarterly in advance, on the date of issuance of each Letter of Credit and on each 90th day thereafter, pay (i) a fee (in each case, a "Letter of Credit Fee") to the Issuing Bank for the account of the Lenders in respect of each Letter of Credit issued at the request of the Borrowers equal to 4% per annum, multiplied by the face amount of each Letter of Credit and (ii) a fronting fee to the Issuing Bank for its account equal to 1/4% per annum multiplied by the face amount of each Letter of Credit. The Issuing Bank shall, in turn, remit to each Revolving Credit Lender its pro rata portion of such Letter of Credit Fee. In addition, the Borrowers shall, jointly and severally, pay to the Issuing Bank, for its own account, on the date of issuance, or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, the Issuing Bank's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

         (e) Each payment by the Borrowers hereunder shall be made to the Issuing Bank at the Issuing Bank's head office in Boston, Massachusetts (or such other office as the Issuing Bank shall designate in writing to the Borrowers) in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 2.6 at any time from the date such amounts become due and payable (whether as stated in this Section 2.6, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank on demand at the rate specified in Section 2.7 for the overdue principal on Revolving Credit Advances which are Base Rate Loans.

         (f) The obligations of the Borrowers with respect to the Letters of Credit shall be joint and several, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                            (i) any lack of validity or  enforceability  of such
                  Letters of Credit;

                            (ii) any amendment or waiver of or any consent to or
                  actual departure from this Agreement;

                            (iii) the existence of any claim,  set-off,  defense
                  or other right which the Borrowers may have at any time against any beneficiary or any transferee of any such Letter of Credit (or any Persons or entities for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated herein or in any other agreements or any unrelated transaction;

                            (iv) any statement or any other  document  presented
                  under any such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                            (v) payment by the Issuing Bank under a Letter of Credit against presentation by the beneficiary thereof of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                            (vi) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing;

provided, that the provisions of this Section 2.6(f) shall not in any way impair the right of the Borrowers to make a claim against the Lenders or the liability of the Lenders to the Borrowers, as set forth in Section 2.6(k), for direct damages suffered by the Borrowers which were caused by the Issuing Bank's gross negligence, willful misconduct or failure to conform to the standards of the UCP.

         (g) The UCP shall be binding on the Borrowers, the Lenders and the Issuing Bank. The Borrowers assume all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to such Letter of Credit. In furtherance of, and not in limitation of the Issuing Bank's rights and powers under the UCP, but subject to all other provisions of this paragraph (g), it is understood and agreed that the Issuing Bank shall not have any liability for, and that the Borrowers assume all responsibility for: (i) the genuineness of any signature; (ii) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by any Letter of Credit or the authority of the Person signing the same; (iii) the failure of any instrument to bear any reference or adequate reference to such Letter of Credit or the failure of any Persons to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or otherwise to comply with the terms and condition of such Letter of Credit; (iv) the good faith or acts of any Person other than the Issuing Bank and its agents and employees; (v) the existence, form or sufficiency or breach or default (other than by the Issuing Bank) under any agreement or instrument of any nature whatsoever (other than the Issuing Bank's gross negligence, willful misconduct or failure to conform to the standards of the UCP); (vi) any delay in giving or failure to give any notice, demand or protest; and (vii) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of any Letter of Credit and whether such other documents are in proper and sufficient form for compliance with such Letter of Credit shall be made by the Issuing Bank in its sole discretion, which determination shall be conclusive and binding upon the Borrowers absent manifest error. It is agreed that the Issuing Bank may honor, as complying with the terms of any Letter of Credit and this Agreement, any documents otherwise in order and signed or issued by the beneficiary thereof without responsibility for further investigation, regardless of any notice or information to the contrary. Any action, inaction or omission on the part of the Issuing Bank under or in connection with any Letters of Credit or any related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Issuing Bank may reasonably deem to be applicable, shall be binding upon the Borrowers, shall not place the Issuing Bank under any liability to the Borrowers, and shall not affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder or the Borrowers' obligation to make full reimbursement of amounts drawn under the Letters of Credit. It is further agreed that the provisions of this Section 2.6(g) shall not in any way impair the right of the Borrowers to make a claim against the Lenders or the liability of the Lenders to the Borrowers, as set forth in Section 2.6(k), for direct damages suffered by the Borrowers which were caused by the Issuing Bank's gross negligence, willful misconduct or failure to conform to the standards of the UCP.

         (h) If the Borrowers, either in writing or orally, request or consent to any modification or extension of a Letter of Credit or waive failure of any draft, certificate or other documents to comply with the terms of such Letter of Credit, the Issuing Bank shall be entitled to rely and shall be deemed to have relied on such request, consent or waiver with respect to any action taken or omitted by the Issuing Bank pursuant to any such request, consent or waiver, and such extension, modification or waiver shall be binding upon the Borrowers.

         (i) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to paragraph (c) above (such agreement by each Lender being called herein the "Letter of Credit Participation" of such Lender).

         (j) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Issuing Bank as provided in paragraph (c) above on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Lenders of the amount of any such unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Bank, at its head office located in Boston, Massachusetts, in immediately available funds, such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, times (ii) the amount equal to such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360.

         (k) Neither the Issuing Bank nor any Lender nor any of their officers, directors or employees shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of Credit; or (iv) any other circumstances whatsoever in making or failure to make payment under a Letter of Credit; provided, that, notwithstanding anything in this
Section 2.6 to the contrary, the Borrowers shall have a claim against the Lenders, and the Lenders shall be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which were caused by the Issuing Bank's gross negligence, willful misconduct or failure to conform to the standards of the UCP.

     Section 2.7. Additional Payments. Upon Default (whether or not any of the Lender Obligations have been accelerated), or after maturity or after judgment has been rendered on the Notes, the Borrowers' right to select LIBOR Pricing Options shall cease and the unpaid principal of all Revolving Credit Advances and the Term Loans, including all LIBOR Rate Loans, shall, at the option of the Agent, bear interest at a rate per annum equal to the Applicable Base Rate plus 2%.

     Section 2.8. Computation of Interest, Etc. All computations of interest hereunder and under the Term Loans and the Revolving Credit Advances shall be made (a) with respect to LIBOR Rate Loans on the basis of a three hundred sixty
(360) day year and the actual number of days elapsed and (b) with respect to Base Rate Loans on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed. Changes in the rate of interest on the Term Loans and the Revolving Credit Advances resulting from changes in the Base Rate and/or the Prime Rate shall take place immediately without notice or demand of any kind. The outstanding balance of the Revolving Credit Notes and the Term Notes as reflected on the Agent's records from time to time shall be considered correct and binding on the Borrowers and the Lenders (absent manifest error) unless within thirty (30) days after receipt of any notice by the Agent or any Lender of such outstanding amount, the Borrowers or a Lender notifies the Agent to the contrary.

     Section 2.9. Fees.

         (a) The Borrowers shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee (the "Revolving Commitment Fee") computed at a rate of 1/2% per annum on the average daily unused amount of the Maximum Revolving Credit Amount from time to time in effect less the Maximum Exposure Under Letters of Credit from the date hereof to and including the Revolving Credit Termination Date. The Revolving Commitment Fee shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing April 1, 2002, and on the date this Agreement is terminated for the quarter or portion thereof then ended.

         (b) The Borrowers shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee (the "Term Loan Commitment Fee") computed at a rate of 1/2% per annum on the average daily amount of the Term Loan Commitment Amount from time to time in effect from the date hereof to and including the Term Loan Commitment Termination Date. The Term Loan Commitment Fee shall be payable quarterly in arrears on April 1, 2002, July 1, 2002, and on the earlier of the Term Loan Commitment Termination Date and the date this Agreement is terminated for the quarter or portion thereof then ended.

         (c) The Borrowers shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a facility fee (the "Facility Fee") of $1,250,000, due, payable and earned in full on the Closing Date.

         (d) The Borrowers shall pay to the Agent, for the Agent's own account, an annual agency fee as provided in a letter agreement dated as of the Closing Date between the Borrowers and the Agent (as such letter agreement may from time to time be amended or supplemented, the "Fee Letter").

     Section 2.10. Set-Off. The Loan Parties hereby grant the Agent and each Lender, a continuing lien, security interest and right of setoff as security for all Lender Obligations, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent or any Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Loan Parties), the Agent and each Lender may setoff the same or any part thereof and apply the same to any liability or obligation of the Loan Parties even though unmatured and regardless of the adequacy of any other collateral securing the Lender Obligations. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LENDER OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE LOAN PARTIES, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     Section 2.11. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; provided, however, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Applicable Base Rate. The Borrowers agree that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

     Section 2.12. Reduction of Commitment by the Borrowers. The Borrowers at their option may, at any time and from time to time, irrevocably reduce in part (in a minimum amount of $300,000 and integral multiples of $100,000) the unused portion of the Maximum Revolving Credit Amount or the Term Loan Commitment Amount on not less than five (5) Business Days' prior written notice to the Agent. No such reduction may be reinstated by the Borrowers.

     Section 2.13. Increased Costs, Etc.

         (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law," as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to such Lender of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to such Lender of the principal of or the interest on the Revolving Credit Advances or the Term Loans or any other amounts payable to such Lender hereunder, or
(iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of such Lender in respect of the transactions contemplated herein, or
(iv) impose on such Lender any other condition or requirement with respect to this Agreement or any Revolving Credit Advance or any Term Loan, and the result of any of the foregoing is (A) to increase the cost to such Lender of making, funding or maintaining all or any part of the Revolving Credit Advances or the Term Loans or its commitment hereunder, or (B) to reduce the amount of principal, interest or other amount payable to such Lender hereunder, or (C) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrowers hereunder, then, and in each such case not otherwise provided for hereunder, the Borrowers will upon demand made by such Lender promptly following any Borrower's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of any Lender. In determining the additional amounts payable hereunder, the Lenders may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among their respective customers.

         (b) Anything herein to the contrary notwithstanding, if, after the date hereof, any Lender shall have determined that any changes in any present or the adoption of any future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, either imposes a requirement upon such Lender to allocate additional capital resources or increases such Lender's requirement to allocate capital resources or such Lender's commitment to make, or to such Lender's maintenance of, the Revolving Credit Advances or the Term Loans hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Lender to be material, such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrowers. The Borrowers and such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender for such reduction.  If the  Borrowers  and  such  Lender  are  unable  to  agree to such adjustment within thirty (30) days of the day on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrowers, compensate such Lender for such reduction. In determining such amount, such Lender may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

     Section 2.14. Changed Circumstances. In the event that:

         (a) on any date on which the Applicable LIBOR Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate, as applicable; or

         (b) at any time the Agent shall have determined in good faith (which determination shall be final and conclusive) that

                  (i) the implementation of LIBOR Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                  (ii) the LIBOR Rate shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the London interbank market, as applicable for deposits in which they regularly participate;

then, and in such event, the Agent shall forthwith so notify the Borrowers thereof. Until the Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow election by the Borrowers of a LIBOR Pricing Option shall be suspended. If at the time the Agent so notifies the Borrowers, the Borrowers have previously given the Agent a Pricing Notice with respect to a LIBOR Pricing Option, but the LIBOR Pricing Option requested therein has not yet gone into effect, such Pricing Notice shall automatically be deemed to be withdrawn and be of no force or effect. If the LIBOR Pricing Option has been made unlawful by any of the circumstances described in Section 2.14(b)(i), then upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the LIBOR Pricing Option with respect to all LIBOR Rate Loans shall be terminated and the Borrowers shall pay all interest due on such LIBOR Rate Loans and any amounts required to be paid pursuant to Section 4.3.

     Section 2.15. Use of Proceeds. The proceeds of all Revolving Credit Advances shall be used by the Borrowers solely for working capital and general corporate purposes, including, without limitation, fees and expenses of the Loan Parties incurred in connection with this Agreement. No portion of the Revolving Credit Advances shall be used by the Borrowers for the repurchase of the Senior Unsecured Notes. The proceeds of the Term Loans shall be used by the Borrowers solely for (a) the repurchase of the Senior Unsecured Notes (or to reimburse BCS Holdings for the same) or the repayment of the ASC Subordinated Note, together, in each case, with accrued and unpaid interest thereon and (b) fees and expenses of the Loan Parties incurred in connection with this Agreement. No portion of the proceeds of the Revolving Credit Advances or the Term Loans shall be used, in whole or in part, for the purpose of purchasing or carrying any Margin Stock or to extend credit to any Person for the purpose of purchasing or carrying any such Margin Stock.

     Section 2.16. Guaranty. Each Guarantor, jointly and severally, hereby unconditionally guarantees to the Agent and the Lenders the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance of (a) the Lender Obligations accrued in each case to the date of payment and (b) the performance of all other agreements, covenants and conditions of the Loan Parties with respect thereto set forth in this Agreement and all other Lender Agreements. The responsibilities and obligations of the Loan Parties to the Agent and the Lenders described in the preceding sentence are hereinafter referred to collectively as the "Guaranteed Obligations." The guaranty pursuant to this Section 2.16 is an absolute, unconditional, joint and several, and continuing guaranty of the full and punctual payment and performance by the Loan Parties of the Guaranteed Obligations and not of collectability of the Guaranteed Obligations, and is in no way conditioned upon any requirement that the Agent or the Lenders first attempt to collect any of the Guaranteed Obligations from the Borrowers or resort to any security or other means of obtaining payment of any of the Guaranteed Obligations which the Agent or the Lenders now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by the Loan Parties in respect of the full and punctual payment and performance of the Guaranteed Obligations which constitutes an Event of Default, the liabilities and obligations of each Guarantor hereunder shall, at the option of the Agent, become forthwith due and payable to the Agent and the Lenders without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by each Guarantor under this Section 2.16 may be required by the Agent or the Lenders on any number of occasions. Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Loan Parties and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligations and agrees that the obligations of each Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing securing or otherwise executed in connection with any Guaranteed Obligation or any release of any Credit Security. Until the payment and performance in full of all Guaranteed Obligations, no Guarantor shall exercise any rights against the Loan Parties arising as a result of payment by any Guarantor hereunder, by way of subrogation or otherwise. The payment of any amounts due with respect to any indebtedness of the Loan Parties now or hereafter held by each Guarantor is hereby subordinated to the prior payment in full of the Guaranteed Obligations.

                  ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES

     Section 3.1. Conditions to Initial Term Loans and First Revolving Credit Advance. The Lenders' obligations to make the Initial Term Loans and first Revolving Credit Advance shall be subject to compliance by the Loan Parties with their agreements contained in this Agreement, and to the condition precedent that the Lenders shall have received each of the following, in form and substance reasonably satisfactory to the Agent and its counsel or in the form attached hereto as an Exhibit, as the case may be:

         (a)  The  Revolving   Credit  Notes,   the  Term  Notes,  the  Security
Agreements, the Mortgages and the Fee Letter duly executed by the relevant Borrowers.

         (b) Copies of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Notes, the Term Notes and the other Lender Agreements to which each Loan Party is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each Loan Party (which certificate shall state that such resolutions are in full force and effect).

         (c) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the name and signatures of the officers of each Loan Party authorized to sign this Agreement, the Revolving Credit Notes, the Term Notes, the other Lender Agreements to which each Loan Party is a party and the other documents to be delivered by each Loan Party hereunder.

         (d) Certificates of legal existence and corporate good standing for each Loan Party of recent date issued by the appropriate California, Delaware, Washington and New Hampshire governmental authorities.

         (e)  Certificate  of tax good  standing,  if  applicable,  for the Loan
Parties  of  recent  date  issued  by  the  appropriate  California,   Delaware,
Washington and New Hampshire governmental authorities.

         (f) The opinions of (i) Winston & Strawn, special counsel to the Loan Parties, (ii) Loeb & Loeb LLP, local counsel to the Borrowers in the State of California, (iii) Dorsey & Whitney LLP, local counsel to the Loan Parties in the State of Washington, and (iv) Nixon & Peabody LLP, local counsel to the Borrowers in the State of New Hampshire, each dated the date of execution of this Agreement, substantially the forms set forth in Exhibit E attached hereto.

         (g) A certificate of a duly authorized officer of the Borrowers, dated the date of the Initial Term Loans and first Revolving Credit Advances, to the effect that all conditions precedent on the part of the Loan Parties to the execution and delivery hereof and the making of the Term Loans and First Revolving Credit Advances have been satisfied.

         (h) Each of the Security Agreements and Mortgages, shall have been duly and properly authorized, executed and delivered by the parties thereto and shall be in full force and effect, and pursuant to the Security Agreements and
Mortgages, the Loan Parties and their Subsidiaries shall have granted to the Agent first perfected, valid and binding security interests, liens and encumbrances on all of the assets of the Loan Parties and their Subsidiaries in favor of the Agent (subject only to Liens permitted under Section 5.8), with such exceptions as may be agreed upon on the Restatement Date, including without limitation:

                  (i) all fee simple interests in and to all real property owned or leased by the Loan Parties and their Subsidiaries, and all buildings and improvements now located or to be constructed thereon, whether now owned or hereafter acquired;

                  (ii) all tangible and intangible assets of the Loan Parties and their Subsidiaries, whether now owned or hereafter acquired, including without limitation all machinery, equipment, furniture, furnishings, inventory, appliances, contract rights, deposit accounts, investment property (including certificates representing all of the issued and outstanding capital stock and membership interests of any Subsidiary of a Loan Party together with stock powers or powers of interest endorsed in blank), cash collateral, instruments, general intangibles, etc., whether now owned or hereafter acquired;

                  (iii) all leases, tenancies, purchase and sale agreements for the sale of condominium units or other property, operating agreements, contract and rental agreements for the lease, sale (as permitted hereunder), rental, occupancy, hire or use of any of Loan Parties' and their Subsidiaries' assets, including without limitation the Properties, or any portion thereof together with all income, profits, revenues, cash collateral and other proceeds thereof; and

                  (iv) all licenses, permits (other than the Forest Service Permits), trade names, patents, trademarks, approvals and contracts.

         (i) All actions necessary or appropriate to perfect the Agent's liens and security interests in the assets of the Loan Parties and their Subsidiaries shall have been fully performed including without limitation:

                  (i) the due and proper recording and filing of all of the Mortgages, collateral assignments of leases, collateral assignments of income, assignments in trust and assignments of licenses or gap insurance in lieu thereof;

                  (ii)  the  filing  of  Uniform   Commercial   Code   financing
         statements necessary to perfect the security interests of the Agent in the assets of the Loan Parties; and

                  (iii) the receipt by the Agent of marked commitments or pro formas from First American Title Insurance Company to issue ALTA standard form mortgage loan policies or endorsements thereto insuring the first priority of the Mortgages, subject only to Liens permitted under Section 5.8 hereof, covering all real property of the Loan Parties both as owned in fee or held as a leasehold estate under any leases or otherwise and covering the real property described in the Mortgages, such policies to be in form, substance and amount satisfactory to the Agent, including without limitation, such endorsements and affirmative insurance as the Agent shall require with the standard tenant's and mechanic's liens exceptions deleted and with such portions of the survey coverage deleted as the Agent may require, and the Agent shall also have received proof of full payment of all fees and premiums for said policies and copies of all documents listed as exceptions on Schedule B to each such policy.

         (j) The Agent shall have received (i) certificates of insurance as to the liability hazard and other insurance maintained by the Loan Parties and their Subsidiaries on the Credit Security in conformity with the insurance requirements contained in the Security Agreements (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms all in accordance with the provisions of the Security Agreements;
(ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and
(iii) such further information and certificates from the Loan Parties, their insurers and insurance brokers as the Agent may request.

         (k) The Agent shall have received evidence satisfactory to the Agent that all activities being conducted on the Properties which require federal, state or local licenses or permits have been duly licensed except where the absence of any such license would not have a Material Adverse Change and that such licenses or permits are in full force and effect and have been assigned to the Agent pursuant to the Security Agreements to the extent they are assignable.

         (l) The Agent shall have received copies of all material service contracts and material leases affecting any portion of the Properties.

         (m) Such other documents, agreements, certificates and opinions as the Agent or the Lenders may reasonably request.

     Section 3.2. Conditions to All Additional Term Loans. The Lenders' obligations to make any Additional Term Loans pursuant to this Agreement shall be subject to compliance by the Loan Parties with their agreements contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before the making of each Additional Term Loan, of all of the following conditions precedent:

         (a) The representations and warranties herein and those made by or on behalf of the Loan Parties in any other Lender Agreement shall be correct in all material respects as of the date on which any Additional Term Loan is made with the same effect as if made at and as of such time (except as to transactions permitted hereunder and described in a Compliance Certificate previously delivered to the Agent and except to the extent that any representation or warranty expressly relates to an earlier date).

         (b) On the date of any Additional Term Loan made hereunder, there shall exist no Default.

         (c) The making of the requested Additional Term Loan shall not be prohibited by any law or governmental order or regulation applicable to the Lenders or to the Loan Parties, and all necessary consents, approvals and authorizations of any Person for any such Additional Term Loan shall have been obtained.

         (d) The request by the Borrowers for the making of each Additional Term Loan as provided above, and the acceptance by the Borrowers of each such Additional Term Loan, shall be deemed a representation and warranty by the Borrowers that the conditions specified above in this Section 3.2 have been satisfied.

         (e) A certificate of a duly authorized officer of the Borrowers, dated the date of each Additional Term Loan, to the effect that all conditions precedent on the part of the Borrowers to the execution, delivery and the making of each such Additional Term Loan have been satisfied. Such certificate shall have attached thereto calculations in reasonable detail demonstrating compliance with Section 6.21 hereof.

     Section 3.3. Conditions to All Revolving Credit Advances. The Lenders' obligations to make any Revolving Credit Advances or issue any Letter of Credit pursuant to this Agreement shall be subject to compliance by the Loan Parties with their agreements contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before the making of each Revolving Credit Advance or issuance of any Letter of Credit, of all of the following conditions precedent:

         (a) The representations and warranties herein and those made by or on behalf of the Loan Parties in any other Lender Agreement shall be correct in all material respects as of the date on which any Revolving Credit Advance is made or Letter of Credit is issued, with the same effect as if made at and as of such time (except as to transactions permitted hereunder and described in a Compliance Certificate previously delivered to the Agent, except to the extent that any representation or warranty expressly relates to an earlier date and except that the references in Article 5 to the 2001 Financial Statements shall be deemed to refer to the most recent annual audited consolidated financial statements of the Loan Parties and their Subsidiaries furnished to the Agent.)

         (b) On the date of any Revolving Credit Advance made or Letter of Credit issued hereunder, there shall exist no Default.

         (c) The making of the requested Revolving Credit Advance or issuance of the requested Letter of Credit shall not be prohibited by any law or governmental order or regulation applicable to the Lenders or to the Loan Parties, and all necessary consents, approvals and authorizations of any Person for any such Revolving Credit Advance and Letter of Credit shall have been obtained.

         (d) The request by the Borrowers for the making, continuation or conversion of each Revolving Credit Advance or LIBOR Rate Loan or issuance of any Letter of Credit as provided above, and the acceptance by the Borrowers of each such Revolving Credit Advance or issuance of any Letter of Credit and of each such continuation or conversion of such LIBOR Rate Loan, shall be deemed a representation and warranty by the Borrowers that the conditions specified above in this Section 3.3 have been satisfied.

                        ARTICLE 4. PAYMENT AND REPAYMENT

     Section 4.1. Mandatory Prepayment.

         (a) If at any time the aggregate outstanding principal balance of all Revolving Credit Advances plus the Maximum Exposure Under Letters of Credit made hereunder exceeds the Maximum Revolving Credit Amount, the Borrowers shall immediately repay to the Agent for the ratable accounts of the Lenders an amount equal to such excess.

         (b) The Borrowers shall make principal payments on the Term Loans on or prior to the Term Loan Reduction Dates and in such amounts as will be sufficient to cause the principal amount of the Term Loans outstanding on the applicable Term Loan Reduction Date to be equal to or less than the applicable Maximum Term Loan Amount permitted to be outstanding on such date under Section 2.1 hereof. For avoidance of any doubt, any repayments of the Term Loans under Section 4.1(c) hereof shall be credited toward the Borrowers' obligations under this
Section 4.1(b) in the order in which such payments come due.

         (c) The Borrowers shall make prepayments of the Loans of the following amounts:

                  (i) At any time on and after the Closing Date, if the Borrowers or any of their Subsidiaries receives Excess Cash Proceeds, an amount equal to 100% of such Excess Cash Proceeds, shall, upon receipt, be applied as a repayment of principal of outstanding Revolving Credit Advances (without reducing the Maximum Revolving Credit Amount) and not later than 50 days following the end of the fiscal quarter in which such Excess Cash Proceeds are received, the Borrowers shall repay the Term Loans on such date by an amount equal to such Excess Cash Proceeds.

         (d) The Borrowers shall, within five (5) Business Days of the occurrence of any event described in clause (i) of Section 4.1(c), provide the Agent with written notice of the estimated proceeds received or to be received in connection with any Permitted Real Estate Sale. The mandatory repayment provisions of Section 4.1(c) shall not apply until the Excess Cash Proceeds that are required to be applied to the repayment of the Term Loans exceed $500,000.

     Section 4.2. Voluntary Prepayments.

         (a) The Borrowers may make prepayments to the Agent for the ratable accounts of the Lenders of any outstanding principal amount of the Revolving Credit Advances in a minimum amount of $100,000 and an integral multiple of $50,000 which are Base Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

         (b) The Borrowers may make prepayments to the Agent for the ratable accounts of the Lenders of any portion of the Term Loans in a minimum amount of $300,000 and an integral multiple of $100,000 which are Base Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

         (c) The Borrowers may make prepayments to the Agent for the ratable accounts of the Lenders of any Revolving Credit Advances or of any portion of the Term Loans in a minimum amount of $1,000,000 and an integral multiple of $100,000 which are LIBOR Rate Loans only in accordance with and subject to the premiums and penalties set forth in Section 4.6.

     Section 4.3. Payment and Interest Cutoff. Notice of each prepayment pursuant to

     Section 4.2 shall be given to the Agent, in the case of the prepayment of Base Rate Loans, not later than 12:00 noon (Boston time) on the date of such payment, and, in the case of the prepayment of LIBOR Rate Loans, not later than 12:00 noon (Boston time) at least three (3) Business Days prior to the date of such payment and, in each case, shall specify the total principal amount of the Revolving Credit Advances and the Term Loans to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrowers shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Revolving Credit Advances and the Term Loans so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

     Section 4.4. Payment or Other Actions on Non-Business Days. If any payment to be made hereunder or under any other Lender Agreement becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

     Section 4.5. Method, Timing and Application of Payments.

         (a) All payments required to be made pursuant to the provisions of this Agreement and any other Lender Agreement, and all prepayments pursuant to
Section 4.1, may be charged by the Agent against the Borrowers' accounts with the Agent. The Borrowers hereby authorize the Agent and the Lenders, without notice to the Borrowers, to charge against any account of the Borrowers with the Agent or such Lender an amount equal to the accrued interest, principal and other amounts from time to time due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements.

         (b) All payments shall be made by the Borrowers to the Agent at the Agent's address set forth in Section 11.1 hereof or such other place as the Agent may from time to time specify in writing not later than 12:00 noon (Boston time) in lawful currency of the United States of America in immediately available funds without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrowers to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

         (c) All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Agent and the Lenders (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal, in each case with respect to the Revolving Credit Advances or the Term Loans, as the case may be; provided, however, that after an Event of Default payments will be applied to the obligations of the Borrowers to Agent and the Lenders as provided in Section 7.3 or otherwise as the Agent and the Lenders determine in their sole discretion.

     Section 4.6. Payments Not at End of Interest Period. The Borrowers may prepay a LIBOR Rate Loan only upon at least three (3) Business Days prior written notice to the Agent (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Rate Loan. The Borrowers shall pay to Agent, for the account of the Lenders, upon request of the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of the Agent) to compensate for any loss, cost, or expense incurred as a result of: (a) any payment of a LIBOR Rate Loan on a date other than the last day of the Interest Period for such LIBOR Rate Loan; (b) any failure by the Borrowers to borrow a LIBOR Rate Loan on the date specified by the Borrowers' written notice; and (c) any failure by the Borrowers to pay a LIBOR Rate Loan on the date for payment specified in the Borrowers' written notice. Without limiting the foregoing, the Borrowers shall pay to the Agent, for the account of the Lenders, a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term of such LIBOR Rate Loan as to which the prepayment prior to the last day of an Interest Period is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being repaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term for such LIBOR Rate Loan as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term for such LIBOR Rate Loan as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Agent, for the account of the Lenders, upon the prepayment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period. If by reason of an Event of Default, any of the Lender Obligations are declared to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Rate Loan shall become due and payable in the same manner as though the Borrowers had exercised such right of prepayment.

     Section 4.7. Taxes.

         (a) Any and all payments by the Borrowers hereunder shall be made without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or other payments, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, (i) by the United States or by any political subdivision thereof or therein, (ii) by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision or taxing authority thereof or therein or (iii) by any jurisdiction (or political subdivision or taxing authority thereof or therein) in which such Lender or Agent operates or in which its lending office is located or as a result of another connection between such Lender or Agent and such jurisdiction other than a connection resulting solely from this Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable to any Lender or the Agent (as the case may be), (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 4.7), such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrowers' obligations to deduct or withhold Taxes is caused solely by such Lender's or the Agent's (as the case may be) failure to provide the forms described in paragraph (e) of this Section 4.7 and such Lender or the Agent (as the case may be) could have provided such forms, no such increase shall be required; (ii) the Borrowers shall make such deductions; and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority, the Borrowers shall indemnify each Lender and the Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 4.7) paid by such Lender or the Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Each payment required to be made by the Borrowers in respect of this indemnification shall be made to the Agent for the benefit of any party claiming such indemnification within thirty (30) days from the date the Borrowers receive written demand therefor detailing the calculation of such amounts from the Agent on behalf of itself as Agent or any such Lender. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (c) The Borrowers will pay prior to delinquency all Taxes payable in respect of any payment under this Agreement. Upon request, the Borrowers will furnish to the Agent for its own account or for the account of the affected
Lender, as the case may be, the original or a certified copy of a receipt evidencing payment of such Taxes.

         (d) If a Lender or the Agent receives a refund in respect of any Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 4.7, it shall promptly following the date of such receipt pay over the amount of such refund to the Borrowers, net of all reasonable out-of-pocket expenses of such Lender or the Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Borrowers, upon the request of such Lender or the Agent, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other reasonable charges) to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund to such taxation authority.

         (e) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance Agreement (i) two duly completed copies of either United States Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to eliminate any withholding tax, which have been reasonably requested by the Borrowers. For purposes of this Section 4.7(e), a Form W-8BEN completed and delivered by (i) an Agent or Lender claiming an exemption from or a reduced rate of withholding at source under an income tax treaty or (ii) certain foreign trusts will not be considered duly completed unless the form contains such Agent or Lender's U.S. taxpayer identification number. Such forms shall be delivered by each non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrowers under this Agreement on or before the date such Lender becomes a party to this Agreement. Each non-U.S. Lender hereby represents that, under applicable law and treaties in effect on the date of this Agreement, no U.S. federal taxes will be required to be withheld by the Borrowers with respect to any payments to be made to such non-U.S. Lender in respect of this Agreement and the Notes issued to it. Each Lender which delivers to the Borrowers and the Agent a Form W-8BEN, W-8ECI or W-8IMY pursuant to the next preceding sentence further undertakes to deliver to the Borrowers and the Administrative Agent two further copies of Form W-8BEN, W-8ECI or W-8IMY, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent certifying in the case of a Form W-8BEN, W-8ECI or W-8IMY that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Lender shall not be required to deliver such forms. The Borrowers shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to timely provide the requisite Internal Revenue Service forms without making any additional payments under
Section 4.7(a).

         (f) If any Lender claims exemption from, or reduction of, withholding tax by providing IRS Form W-8BEN, W-8ECI or W-8IMY and such Lender sells, assigns or otherwise transfers all or part of the Lender Obligations of the Borrowers to any other Lender, such Lender agrees to notify the Agent of the amount of such transfer to the extent of such amount in which it is no longer the owner of Lender Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN, W-8ECI or W-8IMY, as the case may be, as no longer valid.

         Each Lender and the Agent agrees to use reasonable efforts to change its lending office to avoid or minimize any amounts which might otherwise be payable pursuant to this Section 4.7.

     Section 4.8. Mitigation of Expenses. Each Lender and the Agent agrees that, as promptly as practicable after it becomes aware of any circumstances referred to in Section 2.13, 2.14 or 4.7 which would result in any increased cost, suspension of the LIBOR Pricing Option or payment of Taxes, the affected Lender or the Agent, as the case may be, shall use reasonable efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Agreement; provided that such efforts shall not impose on such Lender or the Agent any additional costs or legal or regulatory burdens deemed by such Lender or the Agent in its reasonable judgment to be material.

                          ARTICLE 5. GENERAL COVENANTS

         The Loan Parties covenant that, until all of the Lender Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Lender Agreement shall have been irrevocably terminated, they will comply with each of the following provisions:

     Section 5.1. Taxes and Other Charges. The Loan Parties will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (or in conformity with customary trade terms, where applicable) (i) all taxes, assessments and other governmental charges imposed upon the Loan Parties and their properties, sales or activities, or upon the income or profits therefrom, (ii) all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property, and (iii) all accounts payable and other Indebtedness incident to their operations; provided, however, that any such tax, assessment, charge, claim or Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if the Loan Parties shall, in accordance with GAAP, have set aside on their books adequate reserves with respect thereto.

     Section 5.2. Conduct of Business, etc..

         (a) Types of Business. The Loan Parties will engage only in the types of businesses in which they are engaged as of the date hereof and businesses related or ancillary thereto.

         (b) Maintenance of Properties, Compliance with Agreements, etc. The Loan Parties will, and will cause each of their Subsidiaries to, (i) keep their properties in such repair, working order and condition (ordinary wear and tear excepted), and from time to time make such repairs, replacements, additions and improvements thereto, as their management deems necessary and appropriate and comply at all times in all material respects with all franchises, licenses, leases and other material agreements to which any of them is a party so as to prevent any loss or forfeiture thereof or thereunder, unless compliance at such time is being contested in good faith by appropriate proceedings or unless such losses or forfeitures could not in the aggregate result in any Material Adverse Change and (ii) do all things necessary to preserve, renew and keep in full force and effect and in good standing the legal existence and authority of the Loan Parties and their material Subsidiaries necessary to continue any of their businesses; provided, however, that this Section 5.2(b) shall not apply to assets or entities disposed of in transactions permitted by Section 5.12 and provided further that so long as before and after giving effect thereto no Default exists, with the consent of the Agent, which shall not be unreasonably withheld or delayed, any Loan Party or Subsidiary may merge or consolidate with or into another Loan Party or Subsidiary.

         (c) Statutory Compliance. The Loan Parties will, and will cause each of their respective Subsidiaries to, comply in all material respects with all valid and applicable statutes, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to the Loan Parties and their material Subsidiaries, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings or where failure so to comply could not in the aggregate result in any Material Adverse Change.

         (d) Forest Service Permits. Without the prior written consent of the Agent (which consent prior to the occurrence of an Event of Default shall not be unreasonably withheld), the Loan Parties will make no changes, alterations or amendments to any Forest Service Permit including, without limitation, to any operative master plan provided under or incorporated by reference in any Forest Service Permit which would have or would reasonably be expected to have a material impact on the operations of any Loan Party. Each Loan Party will well and truly perform, or cause to be performed, all of its material obligations and agreements under the Forest Service Permits to which it is a party and under any renewals or extensions thereof and will not do or suffer anything which will impair any Forest Service Permit or which would be a default hereunder.

     Section 5.3. Insurance. Each of the Loan Parties will, and will cause its Subsidiaries to, maintain at all times, with financially sound and reputable insurers, insurance with respect to its properties and business and against such casualties and contingencies in such types and such amounts as shall be in accordance with sound business practices and reasonably satisfactory to the Lenders. Such insurance will be deemed satisfactory so long as each of the Loan Parties and their Subsidiaries (i) keep their material physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses of similar size engaged in similar activities, (ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses of similar size engaged in similar activities, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of each of the Loan Parties, and product liability insurance. A description of the material elements of insurance coverage of the Loan Parties and their Subsidiaries as of the date hereof is set forth on Schedule 5.3.

     Section 5.4. Financial Statements and Reports. Each of the Loan Parties will maintain a system of accounting in which full and correct entries will be made of all dealings and transactions in relation to their business and affairs in accordance with GAAP. The fiscal year of each of the Loan Parties will end on the Friday closest to the end of October in each year.

         (a) Annual Statements. The Loan Parties will furnish to the Lenders as soon as available and in any event within 100 days after the end of each fiscal year, the Consolidated and unaudited Consolidating balance sheet and statement of income of each of the Loan Parties and their Subsidiaries, respectively, as at the end of such fiscal year and the Consolidated and unaudited Consolidating statements of changes in shareholders' equity and cash flows of the Loan Parties and their Subsidiaries, respectively, for such year (all in reasonable detail), together with comparative figures for the preceding fiscal year (computed on a pro forma basis if necessary), and accompanied by:

                  (i) unqualified reports or certificates of Ernst & Young, L.L.P. (or, if they cease to be auditors of the Loan Parties and their Subsidiaries, independent certified public accountants of recognized standing reasonably satisfactory to the Lenders), to the effect that they have audited such Consolidated financial statements in accordance with GAAP and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP;

                  (ii) the statement of such  accountants  that they have caused this Agreement to be reviewed and that in the course of their audit of the Loan Parties and their Subsidiaries nothing has come to their attention to lead them to believe that any Default hereunder exists and in particular that they have no knowledge of any Default under Section
         5.5 or, if such is not the case, specifying such Default or possible Default and the nature thereof, it being understood that the examination of such accountants cannot be relied upon to give them knowledge of any such Default except as it relates to accounting or auditing matters;

                  (iii) a Compliance Certificate:

                            (A) to the effect that such  officer has caused this
                  Agreement to be reviewed by the Borrowers and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Borrowers have taken, are taking or propose to take with respect thereto,

                            (B) stating what  changes,  if any, have occurred in
                  GAAP since the date of the financial  statements  described in
                  Section 6.2, and

                            (C)   containing   a   schedule   of    computations
                  demonstrating, as of the close of such fiscal year, compliance with the Computation Covenants; and

                            (D) supplements to Schedules  6.1(a) and 6.4 showing
                  any changes in the information set forth in such Schedules during such fiscal year; provided that the Borrowers shall not be required to supplement Schedule 6.4 to identify any Liens or Guarantees arising after the Restatement Date that secure obligations of less than $500,000.

         (b) Quarterly Reports. The Loan Parties will furnish to the Lenders as soon as available and, in any event, within 50 days after the end of each fiscal quarter, internally prepared Consolidated and Consolidating balance sheets as at the end of such quarter, and Consolidated and Consolidating statements of income and cash flows of the Loan Parties and their Subsidiaries for such quarter and other related information including a report of asset sales (excluding Excluded Asset Sales) and additions to and reductions in Adjusted Incurred Real Estate Costs that occurred within such fiscal quarter (all in reasonable detail), accompanied by a Compliance Certificate:

                  (i) to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Loan Parties and their respective Subsidiaries at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes;

                  (ii) to the effect that such officer has caused this Agreement to be reviewed by the Borrowers and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Borrowers have taken, are taking or propose to take with respect thereto, and

                  (iii) containing a schedule of computations by the Borrowers demonstrating, as of the close of such fiscal quarter, compliance with the Computation Covenants.

         (c) Monthly Reports. The Loan Parties will furnish to the Lenders as soon as available and, in any event, within 40 days after the end of each fiscal month, an internally prepared Consolidated balance sheet as at the end of such month, and Consolidated statements of income and cash flows of the Loan Parties and their Subsidiaries for such month and other related information.

         (d) Other Reports. The Loan Parties will furnish to the Lenders:

                  (i) as soon as available, and in any event within 40 days after the end of each fiscal year, an annual budget and/or operating projections for the upcoming fiscal year of the Loan Parties;

                  (ii) as soon as available, any material updates, if any, of such budget and projections;

                  (iii) as soon as available, all management letters furnished to the Loan Parties by their auditors;

                  (iv) as soon as practicable but, in any event, within 20 Business Days after the issuance thereof, all budgets, projections, statements of operations and other material reports furnished by the Loan Parties or any of their Subsidiaries generally to their shareholders in such capacity (but not including any such budgets, projections, statements of operations and other material reports furnished to the Board of Directors of any entity of the BCG Group but not otherwise made generally available);

                  (v) as soon as practicable but, in any event, within 20 Business Days after the issuance thereof, such registration statements, proxy statements and reports, if any, as may be filed by the Loan Parties or any Subsidiary with the Securities and Exchange Commission; and

                  (vi) as soon as the same have been sent or received by TLC, copies of all material written notices, financial reports and other information under the NMP Transaction Agreements, including without limitation the Annual Plan delivered under Section 6.11 of the NMP Operating Agreement, the financial reports and audit delivered under Sections 10.5 and 10.6 of the NMP Operating Agreement, but excluding notices of distributions and tax information under the NMP Operating Agreement.

         (e) Notice of Litigation; Notice of Defaults. The Loan Parties will promptly furnish to the Agent written notice of any litigation or any administrative or arbitration proceeding to which any of the Loan Parties or any Subsidiary may hereafter become a party which may involve any material risk of any judgment which, after giving effect to any applicable insurance, may result in a claim of more than $500,000 against any of the Loan Parties or any Subsidiary. Within five Business Days after acquiring knowledge thereof, the Loan Parties will notify the Lenders of the existence of any Default, specifying the nature thereof and what action the Loan Parties have taken, are taking or propose to take with respect thereto.

         (f) ERISA Reports. The Loan Parties will:

                  (i) furnish the Lenders with a copy of any request for a waiver of the funding standards or an extension of the amortization period required by Sections 303 and 304 of ERISA or Section 412 of the Code, promptly after any Control Group Person submits such request to the Department of Labor or the Internal Revenue Service;

                  (ii) notify the Lenders of any reportable event (as defined in Section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation, promptly after any Control Group Person learns of such reportable event; and furnish the Lenders with a copy of the notice of such reportable event required to be filed with the PBGC, promptly after such notice is required to be given;

                  (iii) furnish the Lenders with a copy of any notice received by any Control Group Person that the PBGC has instituted or intends to institute proceedings under Section 4042 of ERISA to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization status under Title IV of ERISA, promptly after receipt of such notice;

                  (iv) notify the Lenders of the possibility of the termination of any Plan by its administrator pursuant to Section 4041 of ERISA, as soon as any Control Group Person learns of such possibility and in any event prior to such termination; and furnish the Lenders with a copy of any notice to the PBGC that a Plan is to be terminated, promptly after any Control Group Person files a copy of such notice; and

                  (v) notify the Lenders of the intention of the Loan Parties or any Control Group Person to withdraw, in whole or in part, from any Multiemployer Plan, prior to such withdrawal, and, upon any Lender's request from time to time, of the extent of the liability, if any, of such Person as a result of such withdrawal, to be the best of such Person's knowledge at such time.

         (g) Right to Obtain Appraisals. The Agent shall have the right to obtain from time to time, at the Borrowers' cost and expense, updated Appraisals, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall only be obligated to reimburse the Agent for its costs and expenses related to one updated Appraisal each fiscal year. The costs and expenses incurred by the Agent and the Lenders in obtaining such Appraisals shall be paid by the Borrowers forthwith upon billing or request by the Agent for reimbursement therefor.

         (h) Reports to Other Creditors. Promptly after filing the same, the Loan Parties shall furnish to the Agent and each Lender copies of any compliance certificate and other material information furnished to any other holder of the securities (including debt obligations) of the Loan Parties or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent or the Lenders pursuant to any other provision of this Agreement.

         (i) Communications with Independent Public Accountants. At any reasonable time and from time to time, the Loan Parties shall provide the Agent and the Lenders and any agents or representatives of the Lenders access to the independent public accountants of the Loan Parties to discuss the Loan Parties' financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of the Loan Parties and their Subsidiaries. Promptly after the receipt thereof, the Loan Parties shall furnish to the Agent and each Lender copies of written management letters, required communications under S.A.S. #61 and other similar communications from the Loan Parties' regular independent public accountants.

         (j) Environmental Reports. The Loan Parties shall furnish to the Agent and each Lender: (i) not later than twenty (20) days after notice thereof, notice of any enforcement actions, or, to the knowledge of the Loan Parties, threatened enforcement actions affecting the Loan Parties or any Subsidiary by any Governmental Agency related to Environmental Laws; (ii) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other material written communications pertaining to any such orders, notices, claims and assessments received by the Loan Parties or any Subsidiary from any Governmental Agency; (iii) not later than twenty (20) days after notice thereof, notice of any material civil claims or threatened material civil claims affecting the Loan Parties or any Subsidiary by any third party alleging any material violation of Environmental Laws or harm to human health or the environment; (iv) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other material submissions of the Loan Parties or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a Governmental Agency in response to any communication referenced in subsections (i) and (ii) herein promptly following their submission to such Governmental Agency; or, if later, their receipt by the Loan Parties.

         (k) Other Information. From time to time upon request of any authorized officer of the Agent, the Loan Parties will furnish to the Lenders such other information regarding the business, affairs and condition, financial or otherwise, of each of the Loan Parties and their Subsidiaries as such officer may reasonably request, including copies of all licenses, agreements, contracts, leases and instruments to which any of the Loan Parties or their Subsidiaries are party. Upon reasonable notice to the Loan Parties, the Lenders' authorized officers and representatives shall have the right during normal business hours to examine the books and records of each of the Loan Parties and their Subsidiaries, to make copies, notes and abstracts therefrom and to make an independent examination of its books and records, for the purpose of verifying the accuracy of the reports delivered by any of the Loan Parties and their Subsidiaries pursuant to this Section 5.4 or otherwise and ascertaining compliance with this Agreement or any other Credit Document.

         (l) Records, Accounts and Places of Business. The Loan Parties and each Subsidiary shall promptly notify the Agent of (a) any changes in the principal places of business of the Loan Parties and their Subsidiaries and (b) any additional places of business which may arise hereafter.

     Section 5.5. Certain Financial Tests

         (a) Minimum Consolidated Resort EBITDA. The Loan Parties and their Subsidiaries shall earn Consolidated Resort EBITDA for any four consecutive fiscal quarter period ending during each period set forth below of not less than the amount set forth opposite such period:

   -------------------------------------------------------------
           Period                                Minimum Resort
                                                 EBITDA
   -------------------------------------------------------------

   February 1, 2002 through January 31, 2005     $25,000,000
   April 30, 2005 and thereafter                 $28,000,000
   -------------------------------------------------------------

         (b) Ratio of Consolidated EBITDA to Consolidated Debt Service. The Loan Parties and their Subsidiaries shall maintain as of the end of each fiscal quarter, commencing with the quarter ending April 30, 2002, for the four consecutive fiscal quarter period ending on such date a ratio of (i) Consolidated EBITDA, less Sustaining Capital Expenditures, less cash income taxes actually paid during such period to (ii) Consolidated Debt Service of not less than 1.3:1.

         (c) Adjusted Consolidated Leverage Ratio. The Adjusted Consolidated Leverage Ratio of the Loan Parties at all times shall not exceed the ratio set forth below opposite such period:

   ------------------------------------------------------------------
     Leverage Ratio Period                    Adjusted Leverage Ratio

   Closing Date through October 29, 2004          .45:1
   October 30, 2004 through October 28, 2005      .40:1
   Thereafter                                     .35:1
   -------------------------------------------------------------------


     Section 5.6. Indebtedness. None of the Loan Parties and their Subsidiaries will create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or obligations under operating leases having a term in excess of one year except the following:

         (a) Indebtedness in respect of the Lender Obligations.

         (b) Guarantees permitted by Section 5.7.

         (c) Current liabilities, (other than for Financing Debt and operating leases), incurred in the ordinary course of business; provided, however, that all such Indebtedness, including without limitation trade payables, shall be paid in accordance with Section 5.1.

         (d) To the extent that payment thereof shall not at the time be required by Section 5.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

         (e) Indebtedness secured by Liens of carriers, warehousemen, mechanics and landlords and similar liens permitted by Sections 5.8(e) and 5.8(f).

         (f) Indebtedness in respect of (a) judgments or awards in an aggregate amount of less than or equal to $2,000,000 (in addition to amounts covered by insurance) and (b) judgments or awards in excess of $2,000,000 (in addition to amounts covered by insurance) (i) which have been in force for less than the applicable appeal period, so long as execution is not levied, or (ii) in respect of which the Loan Parties shall at the time in good faith be prosecuting an appeal or proceedings for review, so long as execution thereof shall have been stayed pending such appeal or review.

         (g) To the extent permitted by Section 5.8(g) or (i), Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests or mortgages; provided, however, that the aggregate principal amount of all Indebtedness permitted to be incurred by this Section 5.6(g) after the Restatement Date shall not exceed $5,000,000 at any one time outstanding.

         (h) Obligations in respect of (i) leases and permits with the Forest Service with respect to real property used in connection with the operation of the resorts and (ii) other operating leases with a minimum initial term of greater than one year, provided the basic annual rental payments under such other operating leases do not exceed in the aggregate $4,000,000 in any fiscal year.

         (i) Indebtedness with respect to deferred compensation in the ordinary course of business and Indebtedness with respect to employee benefit programs (including liabilities in respect of deferred compensation, pension or severance benefits, early termination benefits, disability benefits, sick leave, vacation benefits and tuition benefits) incurred in the ordinary course of business.

         (j) Indebtedness in respect of customer advances and deposits, deferred income, deferred gains, deferred taxes and other deferred credits arising in the ordinary course of business.

         (k) Indebtedness in respect of inter-company loans and advances between and among the Loan Parties and their Subsidiaries which are not prohibited by
Section 5.9.

         (l) Indebtedness in respect of the Senior Unsecured Notes, not to exceed $125,500,000 in aggregate principal amount less the original principal amount of the Term Loans that have been issued and outstanding for at least five
(5) Business Days.

         (m) Indebtedness in respect of the ASC Subordinated Note; provided, however, that the aggregate principal amount of such Indebtedness shall not in the aggregate exceed $1,800,000.

         (n) Indebtedness in respect of obligations outstanding on the date hereof and described on Schedule 5.6(n).

         (o) Indebtedness incurred by BCS Holdings in respect of Interest Rate Protection Agreements with any Lender (or an Affiliate of any Lender) at the time such arrangement is entered into.

         (p) Other Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding.

     Section 5.7. Guarantees; Letters of Credit. None of the Loan Parties or their Subsidiaries will become or remain liable with respect to any Guarantee, including reimbursement obligations under letters of credit and other financing guarantees by third parties, except as contemplated by (i) the Lender
Agreements, (ii) the Senior Indenture, to the extent such Guarantees are of Indebtedness permitted by Section 5.6(l), (iii) the ASC Subordinated Note, (iv) a guarantee by BCS Holdings of workers' compensation liabilities of Ski Lifts and (v) Guarantees of Indebtedness permitted to be incurred under Section 5.6 hereof of any of the Loan Parties by a Loan Party or a Subsidiary and (vi) Guarantees in connection with performance and surety bonds entered into in the ordinary course of business. Schedule 5.7(a) contains a list of all material performance and surety bonds which contain Guarantees by the Loan Parties as of the Restatement Date. Schedule 5.7(b) hereto is a complete list of all outstanding letters of credit issued for the benefit of any Loan Party as of the Restatement Date.

     Section 5.8. Liens. None of the Loan Parties or any of their Subsidiaries will create, incur or enter into, or suffer to be created or incurred or to exist, any Lien, or any arrangement or agreement which prohibits it from creating any Lien, on its respective properties or assets, except the following:

         (a) Liens included in any Lender Agreement and Liens on the Credit Security which secure the Lender Obligations.

         (b) Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 5.1.

         (c)  Deposits  or pledges  made (i) in  connection  with,  or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (ii) in connection with insurance maintained in accordance with Section 5.3, (iii) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (iv) to secure statutory obligations or surety or appeal bonds, (v) to secure indemnity, performance or other similar bonds in the ordinary course of business or (vi) in connection with contests of tax or other liabilities to the extent that payment thereof shall not at that time be required by Section 5.1.

         (d) Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 5.6(f).

         (e) Liens of carriers, warehousemen, mechanics and similar Liens or deposits to secure the release thereof.

         (f) Liens in the nature of (i) zoning restrictions, (ii) easements, rights of way and similar interests, (iii) restrictions of record on the Restatement Date on the use of real property and (iv) landlords' and lessors' Liens on rented premises, which in each case do not materially detract from the value of the encumbered property or materially impair the use thereof in the business of the Loan Parties.

         (g) Liens in respect of Capitalized Lease Obligations incurred after the Restatement Date and purchase money security interests in or purchase money mortgages on real or personal property acquired after the Restatement Date, including agreements to enter into Capitalized Lease Obligations, purchase money security interests and purchase money mortgages, to secure purchase money Indebtedness to the extent permitted by Section 5.6(g) incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and proceeds thereof and reasonable attachments and accessories thereto.

         (h) Liens securing obligations under the ASC Subordinated Note, to the extent permitted by Section 5.6(m).

         (i) Other existing Liens and Capitalized Lease Obligations described on
Schedule 6.4 on the property secured by such Liens or the subject of such Capitalized Lease as of the Restatement Date and any renewals or replacements thereof, but not any increase in the amount thereof.

         (j) Liens under the NMP Transaction Agreements.

         Upon the request of any Loan Party, so long as there is no Default, the Lenders shall upon delivery of such information as may be reasonably requested by Lenders (including, without limitation, title endorsements) subordinate all Liens under the Mortgages and Security Agreements to any Liens referred to in
Section 5.8(f)(ii) and (iii) above, and the Agent shall be empowered to take all action necessary to effect such subordination on behalf of the Lenders. The Borrowers shall reimburse the Agent for any costs and expenses (including, without limitation, reasonable legal and accounting fees, attorneys' fees and expenses) it reasonably incurs in connection with any request made pursuant to the preceding sentence.

     Section 5.9. Investments. None of the Loan Parties and their Subsidiaries will have outstanding, acquire, commit itself to acquire or hold any Investment (including any Investment consisting of the acquisition of any business) except for the following:

         (a) Investments in cash and Cash Equivalents.

         (b) Trade or customer accounts or notes receivable for inventory or equipment sold or leased or services rendered in the ordinary course of business and for real estate permitted to be sold pursuant to Section 5.12 hereof.

         (c) Advances to employees, agents and consultants in the ordinary course of business, including, but not limited to, travel, payroll and other expenses incurred in the ordinary course of business.

         (d) Investments representing Indebtedness of any Person owing as a result of the sale by any Loan Party or a Subsidiary in the ordinary course of business to such Person of products or services or the sale of tangible property no longer required in its business.

         (e) Capital Expenditures and options to make Capital Expenditures to the extent permitted by Section 5.11.

         (f) Investments by any Loan Party in any other Loan Party.

         (g) Investments consisting of loans to employees of any of the Loan Parties provided that the aggregate outstanding principal amount of such loans shall not at any time exceed $500,000.

         (h) Investments consisting of contingent liabilities of any Loan Party represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business, and advances, deposits, down payments and prepayments on account of certain firm purchase orders made in the ordinary course of business.

         (i) Investments described on Schedule 6.4.

         (j) Investments by BCS Holdings that comprise part of an Interest Rate Protection Agreement.

         (k) Investments consisting of the holdback under the Loon Acquisition Agreement.

         (l) Investments in joint ventures consisting of the contribution of Excess Real Property by the Loan Parties up to an aggregate amount at any time not to exceed $10,000,000 in net book value of such Excess Real Property.

         (m) Other Investments, whether consisting of cash or property, not to exceed $1,000,000 for any one Investment or related series of Investments and not to exceed $3,000,000 in the aggregate.

         (n)  Investments  which are  Guarantees  permitted  under  Section  5.7 hereof.

         (o) That certain Subordinated Secured Convertible Note dated September 22, 2000, issued by TLH to TLC pursuant to the First Northstar Purchase Agreement and in any interest in NMP pursuant to any conversion right contained in such note.

     Section   5.10.   Distributions.   None  of  the  Loan  Parties  and  their
Subsidiaries shall make any Distribution except for the following:

         (a) The Loan Parties may pay dividends through the issuance of their Stock and, so long as immediately before and after giving effect thereto no Default exists, the Loan Parties may make Distributions consisting of the exchange of one class of Stock for another class of Stock.

         (b) So long as before and after giving effect thereto no Default exists, the Loan Parties may make Distributions to BCS Group to provide funds to service notes issued under the Securities Purchase Agreement.

         (c) So long as before and after giving effect thereto no Default exists, payments of principal and interest due under the ASC Subordinated Note.

         (d) So long as before and after giving effect thereto no Default exists, Distributions from one Loan Party to any other Loan Party.

     Section 5.11. Capital Expenditures. The Loan Parties will not make or incur Capital Expenditures during any four consecutive fiscal quarter period ending as of the applicable date set forth below in excess of the applicable amount set forth opposite such date:

     ---------------------------------------------------------------------
                                                      Maximum
     Four Quarter Period Ending (on or about)         Capital Expenditures

     ---------------------------------------------------------------------
     January 31, 2003                                 $22,000,000
     January 31, 2004                                 $14,000,000
     January 31, 2005                                 $14,000,000
     October 31, 2005                                 $14,000,000
     ---------------------------------------------------------------------


To the extent that actual Capital Expenditures made or incurred by the Loan Parties are less than the maximum amount set forth above for any applicable four-quarter period, the maximum permitted Capital Expenditure amount for the succeeding four-quarter period shall be increased by such unused amount up to an aggregate amount equal to fifty percent (50%) of such maximum permitted amount for the preceding four quarter period.

     Section 5.12. Merger and Dispositions of Assets; Release of Liens; Use of Certain Proceeds. None of the Loan Parties will become a party to any merger or consolidation, and none of the Loan Parties will sell, sell and lease back, lease, sublease or otherwise dispose of any of its assets or interests therein; provided, however, that so long as immediately prior to and after giving effect thereto no Default exists:

         (a) the Loan Parties may consummate Excluded Asset Sales;

         (b) the Loan Parties may consummate Permitted Real Estate Sales; provided, however, that the Excess Cash Proceeds from any such Permitted Real Estate Sale shall be applied to prepay the Term Loans to the extent provided in
Section 4.1(c) hereof;

         (c) with the consent of the Agent which shall not be unreasonably withheld or delayed, any Loan Party or Subsidiary may merge or consolidate with or into another Loan Party or Subsidiary;

         (d) the Loan Parties may sell or dispose of any parcel of Excess Real Property; provided, however, that:

                  (i)   each   applicable    municipal   authority    exercising
         jurisdiction over the parcel of Excess Real Property has approved a lot split ordinance or other applicable action under local law dividing the parcel of Excess Real Property from the remainder of the property subject to any of the Mortgages and assigning separate tax identification numbers to each;

                  (ii) no part of the remaining real property subject to any of the Mortgages shall be part of a tax lot affecting any portion of the parcel of Excess Real Property;

                  (iii) all requirements under all laws, statutes, rules and regulations (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements and building and fire code requirements) applicable to the property subject to any of the Mortgages necessary to accomplish the lot split shall have been fulfilled;

                  (iv) as a result of the lot split, the remaining property subject to any of the Mortgages will not be in violation of any applicable law, statute, rule or regulation (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements and building and fire code requirements) and all necessary variances, if any, shall have been obtained;

                  (v) appropriate reciprocal easement agreements for the benefit and burden of the remaining property subject to any of the Mortgages and the parcel of Excess Real Property regarding the use of common facilities of such parcels, including, but not limited to, open areas, ski lifts, ski trails, roadways, parking areas, utilities, snowmaking facilities and community facilities by the occupants of the remaining property subject to any of the Mortgages and the parcel of Excess Real Property, in a form and substance reasonably acceptable to Agent shall be declared and recorded;

                  (vi) BCS Holdings shall have delivered to Agent one or more endorsements to the title insurance policies insuring the Lien of the applicable Mortgage or such other evidence reasonably acceptable to the Agent insuring that, after giving effect to such release, the title insurance policies insuring the Lien of the applicable Mortgage are in full force and effect and unaffected by such release;

                  (vii) Each of the Loan Parties with an interest in such Excess Real Property shall execute such documents and instruments as Agent shall reasonably require in connection with the foregoing; and

                  (viii) the aggregate consideration received from the sale of Excess Real Property in any fiscal year shall not exceed $5,000,000.

         provided, further, that the Agent may consent to a waiver of any of the requirements listed in clauses (i) through (viii) above in its reasonable judgment.

         (e) the Loan Parties may consummate sales or other transfers of real estate by TLC to TLH in accordance with the terms of the First Northstar Purchase Agreement; and

         (f) the Loan Parties may, as lessor, enter into commercial leases in the ordinary course of business of the Loan Parties.

     Upon the transfer of any parcel of the Excess Real Property or upon any Permitted Real Estate Sale or Excluded Asset Sale, and upon the request of any such Loan Party, so long as there is no Default, the Lenders shall release all Liens under the Mortgages or Security Agreements to which such asset is subject, provided that the Loan Parties shall reimburse the Lenders for any costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) they incur arising in connection the subordination of any Lien, transfer of the asset and any release of such asset from the Lien of the Mortgages or the Security Agreements. Upon the lease of any property pursuant to Exhibit O of the NMP Operating Agreement, the Lenders shall subordinate such Liens to such lease.

     Section  5.13.  Subsidiaries.  Each  of the  Loan  Parties  shall  have  no
Subsidiaries other than (a) as set forth on Schedule 6.1(a) and (b) domestic Subsidiaries formed after the Restatement Date so long as the following conditions are satisfied: (i) the Agent has reviewed and approved charter documents, by-laws and other instruments relating to the formation of such Subsidiary; (ii) such Subsidiary has joined in this Agreement, jointly and severally, as a borrower, or has executed an unlimited guaranty of all Lender Obligations, each on terms and conditions acceptable to the Agent; (iii) all of the issued and outstanding capital stock of such Subsidiary has been pledged to the Agent to secure the Lender Obligations pursuant to the Security Agreements;
(iv) the Subsidiary has granted to the Agent a mortgage of and security interest in all of its assets pursuant to mortgages and security agreements on terms and conditions acceptable to Agent; (v) an opinion or opinions of counsel to such Subsidiary covering such matters as the Agent may reasonably request has been provided to the Agent; and (vi) the Loan Parties have executed and delivered to the Agent of such other documents, certificates and opinions as the Agent may reasonably request.

     Section 5.14. ERISA. Each of the Loan Parties and their respective Subsidiaries will meet, and will cause all Control Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to Section 302 of ERISA or Section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. Each of the Loan Parties and their respective Subsidiaries will comply, and will cause all Control Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. At no time shall the Accumulated Plan Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $250,000.

     Section 5.15. Transactions with Affiliates. No Loan Party shall effect any transaction with any of its Affiliates, other than as permitted by Section 5.18 and other than the transactions between or among TLC, TLH and/or NMP or their respective Affiliates pursuant to the NMP Transaction Agreements and the agreements entered into in connection with the NMP Transaction Agreements on a basis less favorable to such Loan Party than would be the case if such transaction had been effected with a non-Affiliate.

     Section 5.16. Environmental Cleanup. The Loan Parties will develop a written action plan addressing those items listed on Schedule 5.16 which if not addressed would result in a Material Adverse Change, and submit such action plan to the Agent on or before July 1, 2002, such action plan to be reasonably acceptable to the Agent.

     Section 5.17. Cash Concentration. The Loan Parties shall maintain cash management system accounts with the Agent (the "Cash Management System") at all times prior to the Final Maturity Date. The Cash Management System shall include all accounts of the Loan Parties except certain nonmaterial and trust accounts excluded from the Cash Management System with the prior consent of the Agent, such consent not to be unreasonably withheld. The Cash Management System shall include an automatic weekly transfer to accounts maintained with the Agent, of all positive balances in any deposit or other cash account included in the Cash Management System.

     Section 5.18. Permitted Management Fees. So long as before and after giving effect thereto no Default exists, the Loan Parties may pay management fees in an amount not to exceed $350,000 in any fiscal year.

     Section 5.19. Letters of Credit at Annual Clean-up. At all times during any Designated Cleanup Period the accounts of the Loan Parties maintained with the Agent, excluding any interest account maintained for the Senior Unsecured Notes, shall have an aggregate balance that exceeds the aggregate amount of Letter of Credit Exposure with respect to all of the Letters of Credit previously issued and not yet canceled or expired at such time.

     Section 5.20. Use of Equipment. The Loan Parties shall provide the Agent with 30 days' prior written notice before any Loan Party removes, relocates or maintains any material tangible personal property (other than property sold or otherwise transferred pursuant to Section 5.12) on property other than the Resorts.

     Section 5.21. NMP. Neither TLH nor TLC will enter into, approve, consent to or otherwise acquiesce in any material amendment or modification of any of the NMP Transaction Agreements, except the NMP Non-Residential Property Agreement (but only to the extent that such amendment or modification does not have a material impact on the business, assets, financial condition or income of TLC), without the prior written consent of Agent which (a) shall not be unreasonably conditioned, withheld or delayed prior to an Event of Default and (b) thereafter shall be in the sole and absolute discretion of Agent. Neither TLH nor TLC shall waive any of their respective material rights or grant any material consent requested or permitted under the NMP Transaction Agreements (other than the NMP Operating Agreement and the NMP Non-Residential Property Agreement) without the prior written consent of Agent which (i) shall not be unreasonably conditioned, withheld or delayed prior to an Event of Default and (ii) thereafter shall be in the sole and absolute discretion of Agent.

     Section 5.22. No Impairment of Cross-Streaming, Upstreaming, Downstreaming or Liens. The Loan Parties shall not, and shall not cause or permit any Subsidiary thereof to, directly or indirectly, enter into or become bound by any agreement, instrument, indenture or other obligation (other than the Lender Agreements) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to (a) the payment of dividends or distributions or the making of intercompany loans or investments by, between or among the Loan Parties and any of their Subsidiaries or stockholders or (b) the creation of a lien in favor of the Agent, on behalf of itself and the Lenders, as additional collateral for the Lender Obligations, on the properties or other assets of the Loan Parties or such Subsidiary (except for (i) customary restrictions against liens on, and assignments of, assets leased and assets subject to purchase money financing permitted hereunder (ii) prohibitions or restrictions under applicable law, (iii) customary net worth provisions or restrictions on cash or other deposits contained in leases and other agreements entered into in the ordinary course of business), (iv) customary prohibitions or restrictions with respect to the distribution or disposition of, or creation of a Lien on, assets or property pursuant to agreements entered into in the ordinary course of business for the sale of such assets or property and (v) any such restrictions contained in the Senior Indenture or any agreement listed on
Schedule 5.22 or any agreement or instrument that replaces or refinances any agreement listed on Schedule 5.22 which contains similar restrictions.

     Section 5.23. Adjusted Incurred Real Estate Costs. The Loan Parties hereby agree that they will make or commit to make Capital Expenditures in their businesses in an aggregate amount equal to Net Cash Proceeds arising from Permitted Real Estate Sales, or such greater amount if required under the Senior Indenture in connection with such Permitted Real Estate Sales, within 180 days of the date of receipt of Net Cash Proceeds giving rise thereto.

     Section 5.24. Loon Appraisal. Within Sixty (60) days after the Closing Date, the Loan Parties will deliver to the Agent an updated Appraisal on the assets and business of Loon prepared by Sno.engineering, Inc. demonstrating an appraised value of not less than $20,000,000 and in form and substance satisfactory to the Agent.

     Section 5.25. Miscellaneous Real Estate Documentation. On or before July 1, 2002, the Loan Parties shall provide to the Agent the real estate related documentation set forth on Schedule 5.25 hereto with respect to the Property owned by each of Loon, TLC, Sierra-at-Tahoe and Ski Lifts in form and substance satisfactory to the Agent.

     Section 5.26. Booth Creek Ski Acquisition. Booth Creek Ski Acquisition shall have no assets nor conduct any business unless the conditions set forth in
Section 5.13(b) are satisfied.

                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to extend credit to the Loan Parties hereunder, the Loan Parties represent and warrant that:

     Section 6.1. Organization and Business.

         (a) The Loan Parties. Each of BCS Holdings, BCS Acquisition, Sierra-at-Tahoe, Bear Mountain, Waterville, Cranmore, DRE and LMRC Holding is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing, under the laws of the State of Delaware, TLC is a duly organized and validly existing corporation, in good standing, under the laws of the State of California, Ski Lifts is a duly organized and validly existing corporation, in good standing, under the laws of the State of Washington, and each of Loon and Loon Realty is a duly organized and validly existing corporation, in good standing, under the laws of the State of New Hampshire, each with all power and authority, corporate or otherwise, necessary to (i) enter into and perform each of this Agreement and other Lender Agreements to which it is party, (ii) grant the Lenders the security interests in the Credit Security owned by it to secure the Lender Obligations as applicable and
(iii) own its properties and carry on the business now conducted by it. Each of the Loan Parties has taken all corporate or other action required to execute, deliver and perform each of this Agreement and other Lender Agreements to which it is party. Certified copies of the Charter, certificate of formation or limited liability company agreement, as applicable, and By-laws or operating agreement, as applicable, of each of the Loan Parties have been previously delivered to the Agent and are correct and complete. Schedule 6.1(a) as from time to time hereafter supplemented in accordance with Section 5.4(a) or otherwise by written notice to the Lenders, sets forth (a) the exact name and taxpayer identification number of each Loan Party and its Subsidiaries as such name appears on the organizational or formation documents of such entity, (b) the jurisdiction of incorporation or organization of each Loan Party and its Subsidiaries, (c) the principal place of business of each Loan Party and its Subsidiaries' as of the date hereof and at any time within the past five (5) years and (d) the name under which each of the Loan Parties and Subsidiaries conducts its business and the jurisdictions in which the name is used.



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

         (b) Qualification. As set forth on Schedule 6.1(b) hereto, each of the Loan Parties is duly and legally qualified to do business as a foreign corporation and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or pose a material risk of resulting, in any Material Adverse Change.

     Section 6.2. Financial Statements and Other Information. The Loan Parties have previously furnished to the Lenders copies of the Consolidated and Consolidating balance sheets of the Loan Parties as at November 2, 2001 and February 1, 2002 and Consolidated and Consolidating statements of operations, changes in shareholders' equity and cash flows of the Loan Parties for the periods then ended. The Consolidated and Consolidating financial statements (including the notes thereto, subject, in the case of any unaudited financial statements, to the absence of footnote disclosure and normal year-end and audit adjustments) referred to above were prepared in accordance with GAAP and fairly present, in all material respects, the financial position of the Persons covered thereby at the respective dates thereof and the results of their operations for the periods covered thereby. No Loan Party or any Subsidiary has any known material contingent liability, which would have been required to be disclosed in accordance with GAAP, and which is not reflected in the most recent balance sheet referred to above or the notes thereto.

     Section 6.3. Changes in Condition. Since November 2, 2001, no Material Adverse Change has occurred, and the Loan Parties have not entered into any material transaction outside the ordinary course of business except for the transactions permitted by this Agreement and except as listed on Schedule 6.3 hereto.



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     Section 6.4.  Agreements  Relating to  Financing  Debt,  Investments,  etc.
Schedule 6.4, as from time to time  hereafter  supplemented  in accordance  with
Section 5.4(a) or otherwise by written notice to the Lenders, sets forth (a) the amounts (as of the dates indicated in Schedule 6.4, as so supplemented) of all Financing Debt of the Loan Parties and all agreements which relate to such Financing Debt, (b) all Liens and Guarantees with respect to such Financing Debt and (c) all agreements which directly or indirectly require the Loan Parties to make any Investment. The Loan Parties have furnished the Agent with correct and complete copies of any agreements described in clauses (a), (b) and (c) above requested by the Lenders.

     Section 6.5. Title to Assets. The Loan Parties and their Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all assets necessary for or material in the operations of their respective businesses as now conducted by them and reflected in the most recent balance sheet referred to in Section 6.2 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 5.4(a) through 5.4(c) or otherwise by written notice to the Lenders), and to all material assets acquired subsequent to the date of such balance sheet, subject to no Liens except for those permitted by Section 5.8 and except for assets disposed of as permitted by
Section 5.12. All such assets are located on property owned, leased or licensed by a Loan Party or for which a Loan Party has an easement, other than assets in transit to any such location.

     Section 6.6. Licenses, etc. The Loan Parties have all material patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are necessary for the conduct of their business as now conducted by them. All of the foregoing are in full force and effect, and the Loan Parties are in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or poses a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or affect the rights of the Loan Parties thereunder so as to result in any Material Adverse Change. There is no litigation or other proceeding or dispute with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or poses a material risk of resulting, in any Material Adverse Change.

     Section 6.7. Litigation. Except as described on Schedule 6.7, no litigation, at law or in equity, or in any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Loan Parties or their Subsidiaries, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or poses a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, or any of the transactions contemplated by this Agreement or any other Lender Agreement. Except as described on Schedule 6.7, no judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued or binds the Loan Parties or any Subsidiary which has resulted, or poses a material risk of resulting, in any Material Adverse Change.



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

     Section 6.8. Tax Returns. The Loan Parties and their Subsidiaries have filed all material tax and information returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by them other than taxes being contested in good faith by appropriate proceedings. The Loan Parties know of no material additional assessments or any basis therefor. The Loan Parties reasonably believe that the charges, accruals and reserves on the books of the Loan Parties and their Subsidiaries in respect of taxes or other governmental charges are adequate.

     Section 6.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Lender Agreement, nor the making of any borrowings hereunder, nor the securing of the Lender Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Lender Agreement, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this Agreement or any other Lender Agreement, has constituted or resulted in or will constitute or result in:

         (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Loan Party or any Subsidiary is a party or by which it is bound, or of the charter or by-laws of any of the Loan Parties;

         (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any Loan Party or any Subsidiary;

         (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Lender Obligations) upon any of the assets of the Loan Parties; or

         (d) any redemption, retirement or other repurchase obligation of the Loan Parties under any charter, by-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Loan Parties in connection with the execution, delivery and performance of this Agreement, the Notes or any other Lender Agreement, the transactions contemplated hereby or thereby or the making of any borrowing hereunder which has not been obtained or made prior to the Restatement Date, or which, if not obtained, does not result, or pose a material risk of resulting, in any Material Adverse Change.



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     Section 6.10.  Defaults.  None of the Loan Parties or any  Subsidiary is in
default under any provision of its charter, certificate of formation or limited liability company agreement, as applicable, or By-laws or operating agreement, as applicable, or of this Agreement or any other Lender Agreement. None of the Loan Parties or any Subsidiary is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound, or has violated any law, judgment, decree or governmental order, rule or regulation, so as to result, or pose a material risk of resulting, in any Material Adverse Change.

     Section 6.11. Certain Business Representations

         (a) Environmental Compliance.

                  (i) Except as set forth in Schedule 6.11, each of the Loan Parties and their Subsidiaries is in compliance in all material respects with the applicable provisions of the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act and any similar state or local statute or regulation in effect in any jurisdiction in which any properties of the Loan Parties or any Subsidiary are located, and with all applicable published rules and regulations of the United States Environmental Protection Agency and of any similar state agencies, other than those which in the aggregate could not reasonably be expected to result in a Material Adverse Change.

                  (ii) Except as set forth on Schedule 6.11, no suit, claim, action or proceeding, of which any of the Loan Parties have been given written notice or otherwise have actual knowledge, is now pending before any court, governmental agency or board, or to the Loan Parties' knowledge, threatened by any Person (nor to the Loan Parties' knowledge, does any factual basis exist therefor) for, and none of the Loan Parties nor any of their Subsidiaries has received written correspondence from any federal, state or local governmental authority with respect to, in each case excepting items as would not reasonably be expected to result in a Material Adverse Change:

                            (A) currently  alleged  noncompliance  by any of the
                  Loan Parties or Subsidiaries with any such environmental law, rule or regulation which could result in a Material Adverse Change,

                            (B)  personal   injury,   wrongful  death  or  other
                  tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by any of the Loan Parties or their Subsidiaries (including but not limited to products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances), or

                            (C) the release into the  environment  by any of the
                  Loan Parties or their Subsidiaries of any Hazardous Material generated by the Loan Parties or any of their Subsidiaries whether or not occurring at or on a site owned, leased or operated by any of the Loan Parties or their Subsidiaries.

                  (iii) To the best of the Loan Parties' knowledge, none of the properties owned or leased by any of the Loan Parties or their Subsidiaries has been used as a treatment, storage or disposal site.

                  (iv) To the best of any of the Loan Parties' knowledge, no Hazardous Material is present in any real property currently or formerly owned or operated by any of the Loan Parties or their Subsidiaries except that which could not reasonably be expected to result in a Material Adverse Change.

         (b) Burdensome Obligations. None of the Loan Parties is party to or bound by any agreement, instrument, deed or lease and is not subject to any charter, by-law or other restriction which, in the opinion of the management of the Loan Parties, is so unusual or burdensome as in the foreseeable future to result, or pose a material risk of resulting, in a Material Adverse Change.

         (c) Future Expenditures. The Loan Parties do not anticipate that future expenditures, if any, by the Loan Parties needed to meet the provisions of any then existing federal, state or foreign governmental statutes, orders, rules or regulations will be so burdensome as to result, or pose a material risk of resulting, in any Material Adverse Change.



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

     Section 6.12. Pension Plans. None of the Loan Parties or any Subsidiary has any Plan in effect as of the date hereof, except for Plans disclosed in the Annual Report of Form 10-K of BCS Holdings for its fiscal year ended November 2, 2001, and are in compliance with Section 5.14. Neither any of the Loan Parties nor any Subsidiary has any liability (contingent or otherwise) under Title IV of ERISA or under Section 412 of the Code nor is any of the Loan Parties or any Subsidiary currently a participant in a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

     Section 6.13. Disclosure. Neither this Agreement nor any other Lender Agreement to be furnished to the Lenders by or on behalf of any of the Loan Parties or any Subsidiary in connection with the transactions contemplated hereby or by such Lender Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein (taken together) not misleading in light of the circumstances under which they were made. No fact is actually known to any of the Loan Parties which has resulted, or in the future (so far as any of the Loan Parties can reasonably foresee) will result in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

     Section 6.14. NMP. The Loan Parties hereby represent and warrant that (i) they have delivered to the Agent true, correct and complete copies of the NMP Transaction Agreements, (ii) the NMP Transaction Agreements have been duly executed and delivered by the parties thereto and constitute the legal, valid and binding obligations of the parties thereto and are enforceable in accordance with their terms, and (iii) as of the date hereof, there are no agreements, understandings, commitments or undertakings between any of the Loan Parties, on the one hand, and any of East West, EWRD V, NMP or any of their Affiliates, on the other hand, except for the NMP Transaction Agreements and the agreements executed in connection therewith. The Loan Parties further represent and warrant that the NMP Resort Right of First Offer Agreement referred to in Section 13.8 of the NMP Operating Agreement and the Ten Year Option Agreement referred to in the Second NMP Purchase Agreement have not been executed and are not binding upon the Loan Parties and covenant that the agreements referred to in this sentence shall not be executed without the prior written consent of the Agent and Lenders, which consent may be withheld in the sole and absolute discretion of the Agent and Lenders.

     Section 6.15. Valid and Binding Obligations. This Agreement, the Revolving Credit Notes, the Term Notes and all the other Lender Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Loan Parties and its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.



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     Section 6.16. Other Agreements. Neither the Loan Parties nor any Subsidiary
is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which restricts the ability of the Loan Parties or any Subsidiary to carry out any of the provisions of this Agreement, the Revolving Credit Notes, the Term Notes or any of the Lender Agreements executed in connection herewith and therewith.

     Section 6.17. Stock. There are presently issued by the Loan Parties and their Subsidiaries and outstanding the shares of Stock indicated on Schedule
6.17. The Loan Parties and their Subsidiaries have received the consideration for which such Stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Loan Parties and their Subsidiaries have no other Stock of any class outstanding.

     Section 6.18. Governmental Regulations. None of the Loan Parties, any Subsidiary or any Affiliate of the Loan Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Loan Parties of indebtedness for borrowed money, including statutes or regulations relating to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

     Section 6.19. Margin Stock. Neither any of the Loan Parties nor any Subsidiary owns any "Margin Stock" nor is any of the Loan Parties or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying Margin Stock.



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

     Section 6.20. Solvency. Both before and after giving effect to (a) the Loans and Letters of Credit to be made or extended on the Closing Date or such other date as Loans and Letters of Credit requested hereunder are made or extended, (b) the disbursement and application of the proceeds of such Loans and
(c) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

     Section 6.21. Senior Indenture. The execution of this Agreement by the Loan Parties, the incurrence of Indebtedness by the Borrowers hereunder and under the Revolving Credit Notes and the Term Notes, the creation of the Liens under the Lender Agreements and the application of proceeds from the sale of assets provided under Sections 4.1 and 5.12 hereof do not and will not result in a default or event of default under the Senior Indenture. Without limiting the generality of the foregoing:

         (a) This Amended and Restated Credit Agreement, together with the Revolving Credit Notes, the Term Notes, the Mortgages, the Security Agreements and all other Lender Agreements related thereto constitute the Senior Credit Facility.

         (b) Indebtedness of the Borrowers with respect to the Revolving Credit Advances is and all times shall be "Permitted Indebtedness" (as defined in the Senior Indenture) pursuant to the provisions of clause (i) of the definition thereof, and as of the Restatement Date there has been no permanent reduction of commitments to extend credit under the Senior Credit Facility provided under the Senior Indenture.

         (c) Indebtedness of the Borrowers with respect to the Term Loans has been incurred by the Borrowers in compliance with the provisions of Section 4.06 of the Senior Indenture by reason of (i) after giving effect to the incurrence of such Indebtedness, the receipt of the proceeds thereof and the application of the proceeds of the Term Loans as of any such date of issuance to repurchase and retire a portion of the principal amount of the Senior Unsecured Notes or to repay the ASC Subordinated Note, the ratio of BCS Holdings' EBITDA (as defined in the Senior Indenture) to BCS Holdings' Consolidated Interest Expense (as defined in the Senior Indenture and determined on a pro forma basis for the most recent period of four fiscal quarters of BCS Holdings (for which financial statements are available) (the "Specified Period"), is greater than 2.0 to 1 (the "Coverage Ratio") and (ii) no Default or Event of Default under the Senior Indenture has occurred and is continuing as of any such date of incurrence. The calculation of the Coverage Ratio for the Specified Period was made in accordance with the terms of the Senior Indenture.



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

         (d) The Liens securing the Lender Obligations created under the Lender Agreements constitute "Permitted Liens" (as defined in the Senior Indenture).

     Section 6.22. Adjusted Incurred Real Estate Costs. As of February 1, 2002, the Adjusted Incurred Real Estate Costs were approximately $250,000.

     Section 6.23. Forest Service Permits. The Loan Parties hold certain rights under and by virtue of the Term Special Use Permits issued to the applicable Loan Party by the Forest Service of the United States Department of Agriculture (the "Forest Service") listed on Schedule 6.23 hereto (individually a "Forest Service Permit" and collectively the "Forest Service Permits"). The Loan Parties have not received any written notices of default, intent to terminate or intent to not renew from the Forest Service with respect to any of the Forest Service Permits nor is any Loan Party aware of any default by either Loan Parties or the Forest Service with respect to the Forest Service Permits.

     Section 6.24. Booth Creek Ski Acquisition. As of the Restatement Date, Booth Creek Ski Acquisition has no assets and conducts no business.

                   ARTICLE 7. EVENTS OF DEFAULT AND REMEDIES

     Section 7.1. Events of Default. The following events are referred to as "Events of Default":

         (a) Any of the Borrowers  shall fail to make any payment in respect of:
(i) interest or any fee on or in respect of any of the Lender Obligations owed by them as the same shall become due and payable, and such failure shall continue for a period of five (5) Business Days, or (ii) principal of any of the Lender Obligations owed by them as the same shall become due, whether at maturity or by acceleration or otherwise.

         (b) Any of the Loan Parties shall fail to perform or observe any of the provisions of Sections 5.5 through 5.21.

         (c) Any of the Loan Parties or any of their Subsidiaries or any of their respective Affiliates party to any Lender Agreement shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by them under this Agreement or any other Lender Agreement after giving effect to the applicable grace period and such failure shall not be rectified or cured to the written satisfaction of the Majority Lenders within 30 days after notice thereof by the Agent to any of the Loan Parties.

         (d) Any representation or warranty of or with respect to any of the Loan Parties, any Subsidiary or any of their respective Affiliates party to any Lender Agreement made to the Lenders in, pursuant to or in connection with this Agreement or any other Lender Agreement shall prove to have been false in any material respect upon the date when made and the condition, transaction or event which causes such representation or warranty to be false has had a Material Adverse Change.

         (e) Any of the Loan Parties or any of their Subsidiaries or BCS Group shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt the principal amount of which exceeds $2,000,000 (other than the Lender Obligations);

         (f) any of the Loan Parties or any Subsidiary or BCS Group shall fail to perform or observe the terms of any agreement relating to such Financing Debt, and such failure or condition shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or, if such Financing Debt is in respect of the notes issued under the Securities Purchase Agreements for 30 days or longer beyond the period of grace, if any, specified in such Securities Purchase Agreements;

         (g) any such Financing Debt of any of the Loan Parties or any Subsidiary or BCS Group shall be accelerated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepayments thereof);

         (h) any Lien on any property of any of the Loan Parties or any Subsidiary securing any such Financing Debt shall be enforced by foreclosure or similar action; or

         (i) any holder of any such Financing Debt shall exercise any right of rescission with respect to the issuance thereof.

         (j) Except as permitted by Section 5.12, any of the Loan Parties shall cease to own, directly or indirectly, all the capital stock of any of their Subsidiaries.

         (k) Any Lender Agreement shall cease, for any reason (other than the scheduled termination thereof in accordance with its terms), to be in full force and effect, or any of the Loan Parties, any Subsidiary or any of their respective Affiliates party thereto shall so assert, or the security interests created by this Agreement and the other Lender Agreements shall cease to be enforceable and of the same effect and priority purported to be created hereby.

         (l) A final judgment which, with other outstanding final judgments against any of the Loan Parties and their Subsidiaries, exceeds an aggregate of $2,000,000 (after consideration of applicable insurance proceeds) shall be rendered against any of the Loan Parties or any of their Subsidiaries or Affiliates party to any Lender Agreement and if, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.



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         (m) Any of the Loan Parties,  any Subsidiary or any of their respective
Affiliates obligated with respect to any Lender Obligation shall:

                  (i) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (ii) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

                  (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                  (iv) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                  (v) have entered against it an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                  (vi) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

         (n) Any Control Group Person shall fail to pay when due amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any Control Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Control Group Person to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated.



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         (o) BCS  Group  shall  cease  to own 100% of the  capital  stock of BCS
Holdings;

         (p) the approval by the holders of capital stock of BCS Group of any plan or proposal for the liquidation or dissolution of BCS Group;

         (q) John Hancock and its Affiliates (other than its portfolio companies), CIBC WB Argosy Merchant Fund 2, L.L.C. and Co-Investment Merchant Fund, LLC and their Affiliates (other than their portfolio companies) shall cease to beneficially own (within the meaning of Rule 13d-3 under the Exchange
Act), directly or indirectly, voting stock (or non-voting stock convertible into voting stock) representing, in the aggregate, at least 51% of the total voting power of all voting stock of BCS Group;

         (r) except for Permitted BCS Group Owners, any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any affiliates thereof, shall become the owner, directly or indirectly, beneficially or of record, of voting stock representing more than 35% of the total voting power of all voting stock of BCS Group;

         (s) the replacement of a majority of the Board of Directors of either of BCS Group or BCS Holdings over a two-year period from the directors who constituted the Board of Directors of BCS Group or BCS Holdings, respectively, at the beginning of such period, and such replacement shall not have been approved by a vote of at least two-thirds of the Board of Directors of BCS Group or BCS Holdings, respectively, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

         (t) the occurrence of any "Change of Control" as defined in the Senior Indenture.

     Section 7.2. Remedies. Upon the occurrence of an Event of Default, in each and every case, the Agent may, and upon the request of the Majority Lenders, shall proceed to protect and enforce the rights of the Agent and the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument delivered to the Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 7.1(i), in which case the unpaid balance of Lender Obligations shall automatically become due and payable without notice or demand) by notice in writing to the Loan Parties declare (a) the obligations of the Lenders to make Revolving Credit Advances to be terminated, whereupon such obligations shall be terminated, and
(b) all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Agent may proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and the Agent and each Lender may offset and apply toward the payment of such balance or part thereof any Indebtedness of the Agent or any Lender to the Loan Parties or to any Subsidiary, or to any obligor of the Lender Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Agent or any Lender or with any other Person controlling, controlled by or under common control with the Agent or any Lender.





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     Section  7.3.  Distribution  of Proceeds.  Notwithstanding  anything to the contrary contained herein, in the event that following the occurrence or during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Lender Obligations from the Loan Parties or otherwise, such monies shall be distributed for application as follows:

         (a) First, to the payment of or the reimbursement of, the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Lender Agreement;

         (b) Second, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

         (c) Third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

         (d) Fourth, to any other outstanding Lender Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages; and

         (e) Fifth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.



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               ARTICLE 8. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

     Section 8.1. Actions by Lenders. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 8.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Loan Parties of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the Majority Lenders; provided, however, that without the written consent of all
Lenders:

         (a) no reduction in or waiver or forgiveness of the principal of, accrued interest in the interest rates on or any fees relating to the Revolving Credit Advances or the scheduled principal payments of the Term Loans shall be made;

         (b) no extension or postponement shall be made of the stated time of payment of the scheduled payments of principal of, interest on, or fees payable to the Lenders relating to the Revolving Credit Advances or the Term Loans;

         (c) no increase in the Maximum Revolving Credit Amount, or extension of the Revolving Credit Termination Date or the Term Loan Maturity Date shall be made;

         (d) no release of all or substantially all of the Credit Security for, or any guarantor of, the Lender Obligations shall be made;

         (e) no change in the definition of the term "Majority Lenders" shall be made; and

         (f) no change in the provisions of this Section 8.1 shall be made.

Any Lender that fails to perform its obligations under this Agreement (a "Defaulting Lender") shall not have any right to consent to any amendment, approval or waiver hereunder and such Defaulting Lender's consent shall not be required in connection with any decision of the Majority Lenders. If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of Majority Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained, the Borrowers may, at their option, notify Agent and such non-consenting Lender of their intention to replace such Lender. So long as no Default or Event of Default has occurred and is continuing, the Borrowers, with the consent of Agent, may obtain, at the Borrowers' expense, a replacement Lender for the non-consenting Lender, which replacement Lender must be reasonably satisfactory to the Agent. If the Borrowers obtain a replacement Lender, the non-consenting Lender must sell and assign its interest in the Loans and the Lender Agreements to such replacement Lender for an amount equal to the principal balance of all Loans held by the non-consenting Lender and all accrued interest and fees with respect thereto through the date of such sale; provided, that the Borrowers shall have reimbursed such non-consenting Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.



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     Section 8.2.  Actions by Loan Parties.  No delay or omission on the Agent's or the Lenders' part in exercising their rights and remedies against the Loan Parties or any other interested party shall constitute a waiver. A breach by any Loan Party of its obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section
8.1. The Agent's and any Lender's waiver of the Loan Parties' breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Loan Parties hereby agree to waive, and do hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Notes or the Term Notes, (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Notes, the Term Notes or any other Lender Obligation or (ii) under any other Lender Agreement. No course of dealing between the Loan Parties and the Agent or the Lenders shall operate as a waiver of any of the Agent's or the Lenders' rights under this Agreement or any Lender Agreement or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Agent and the Lenders in accordance with Section 8.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders and the Loan Parties shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.

                       ARTICLE 9. SUCCESSORS AND ASSIGNS

     Section 9.1. General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) the Borrowers may not assign their rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Article 9.



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

     Section 9.2. Assignments.

         (a) Assignments. In compliance with applicable laws with respect to such assignment and with the consent of the Agent and, so long as no Default has occurred and is continuing, the Loan Parties, which consents in all cases shall not be unreasonably withheld), a Lender may assign to one or more financial institutions (each a "Successor Lender") a proportionate part of its rights and obligations in connection with this Agreement, its Revolving Credit Note and its Term Note and the related Lender Agreements and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender and acknowledged and consented to by the Agent, substantially in the form of Exhibit F attached hereto. Any assignment under this Section (a) shall be in a minimum amount of $7,500,000 with respect to the Term Loan, and a proportionate share of the Revolving Credit Advances and Commitment Percentage of the Maximum Revolving Credit Amount. In connection with any assignment under this Section 9.2(a) there shall be paid to the Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $3,500.

         (b) Assignment Procedures. In the event of an assignment in accordance with Section 9.2(a), upon execution and delivery of such an assignment at least five (5) Business Days prior to the proposed assignment date, and payment by such Successor Lender to the assigning Lender of an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender and the Borrowers shall make appropriate arrangements so that, if required, a new Revolving Credit Note and a new Term Note are issued to the Successor Lender and a replacement
Revolving Credit Note and a replacement Term Note are issued to the assigning Lender in principal amounts reflecting their respective revised interests.

         (c) Register. The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender, and (iii) the amounts of the Term Loans and the Revolving Credit Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.



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

         (d) Further Assurances. The Loan Parties shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

         (e) Assignments to Federal Reserve Bank. Any Lender may at any time pledge or assign all or any portion of its rights under the Lender Agreements, including any portion of the Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or assignment or enforcement thereof shall release such Lender from its obligations under any of the Lender Agreements.

     Section 9.3. Participations. Each Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Loan Parties, to grant to one or more banks or other financial institutions ("Credit Participants") participating interests in such Lender's obligation to lend hereunder and/or any or all of the Revolving Credit Advances and/or Term Loans held by such Lender hereunder. In the event of any such grant by a Lender of a participating interest to a Credit Participant, whether or not upon notice to the Loan Parties, such Lender shall remain responsible for the performance of its obligations hereunder and under all other Lender Agreements and the Loan Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and under all other Lender Agreements. A Lender may furnish any information concerning the Loan Parties in its possession from time to time to prospective Credit Participants, provided that such Lender shall require any such prospective Credit Participant to agree in writing to maintain the confidentiality of such information.

         (a) Amount. Each such participation shall be in a minimum amount of at least $5,000,000.

         (b) Procedure. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Loan Parties hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, except for those matters referred to in Section 11.1 which require the consent of all Lenders and which may also require the consent of each Credit Participant.

         (c) Rights of Credit Participants. The Loan Parties agree that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.9, 2.10, 2.11, 2.13, 2.14 and 11.5, and the setoff rights in Section 7.2 with respect to its participating interest; provided, however, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

         (d) Notice. Prior to granting any participation, the Lender granting such participation shall notify the Agent and the Borrowers.

                             ARTICLE 10. THE AGENT

     Section 10.1. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Revolving Credit Notes or the Term Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 10, the Agent shall, on behalf of the
Lenders: (a) execute any documents on behalf of the Lenders providing Credit Security for or guarantees of the Lender Obligations; (b) hold and apply any Credit Security for the Lender Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Lender Agreements; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Lender Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 8.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any Credit Security for the Lender Obligations, and possess instruments included in the Credit Security on behalf of the Lenders; (e) in the event of acceleration of the Borrowers' Indebtedness hereunder, act at the direction of the Majority Lenders to exercise the rights of the Lenders hereunder and under the other Lender Agreements and (f) to the extent that this Agreement or any other Lender Agreement provides that the Agent has the right to consent to certain actions of the Borrowers, have the right to give or withhold such consent without obtaining written instructions from or the approval of any Lender.

     Section 10.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Revolving Credit Note or any Term Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Article 9 hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Loan Parties or any other Person or to inspect the property (including the books and records) of the Loan Parties or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.



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

     Section 10.3. Agent as a Lender. With respect to its interest in the Term Loans and its Commitment Percentage of the Revolving Credit Advances hereunder, Fleet shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may lend money to, and generally engage in any kind of business with, the Loan Parties, any of the Loan Parties' Affiliates and any Person who may do business with or own securities of the Loan Parties or any such Affiliate of the Loan Parties, all as if Fleet were not the Agent and without any duty to account therefor to the Lenders.

     Section 10.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 6.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 10.5. Indemnification of Agent. Each Lender agrees to indemnify the Agent and its directors, officers, employees and agents (to the extent that the Agent is not reimbursed by the Borrowers), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Agent in such capacity under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Lender Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.



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     Section 10.6.  Successor  Agent.  Except as provided  below,  the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent), and shall have accepted such appointment, within thirty
(30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

     Section 10.7. Amendment of Article 10. The Borrowers hereby agrees that the foregoing provisions of this Article 10 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 10.6, the Borrowers are not a party to or bound by such foregoing provisions) and that any and all of the provisions of this Article 10 may be amended at any time by the Lenders without the consent or approval of, or notice to, the Borrowers (other than the requirement of notice to the Borrowers of the resignation of the Agent and the appointment of a successor Agent).

                           ARTICLE 11. MISCELLANEOUS

     Section 11.1. Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, or by nationally-recognized overnight carrier service, addressed as follows:



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         (a)  If  to  the  Agent,  at  One  Hundred   Federal  Street,   Boston,
Massachusetts 02110, Attention: Thomas Engels, Senior Vice President, with a copy to: Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Attention:
Edward Matson Sibble, Jr., P.C. or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Loan Parties and the Lenders.

         (b) If to the Loan Parties, at 1000 South Frontage Road West, Suite 100, Vail, CO 81657, Attention: Elizabeth J. Cole and Ross D. Agre, Esq. and at 9705 Highway 267, Suite No. 2, Truckee, CA 96161, Attention: Brian J. Pope with a copy to: Winston & Strawn, 200 Park Avenue, New York, NY 10166, Attention:
Daniel A. Ninivaggi, Esq. or at such other address(es) or to the attention of such other Person(s) as the Loan Parties shall from time to time designate in writing to the Agent and the Lenders.

         (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Loan Parties.

     Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when received or rejected. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

     A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Loan Parties as having been given by the Lenders.

     Section 11.2. Merger. This Agreement and the other Lender Agreements are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the other Lender Agreements, as applicable. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the other Lender Agreements, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the other Lender Agreements. This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed in accordance with Section 8.1 hereof.

     Section 11.3. Governing Law; Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). The Loan Parties and each Subsidiary hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of The Commonwealth of Massachusetts and to the non-exclusive jurisdiction of any Federal court of the United States located in the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of this Agreement or any other Lender Agreement or any of the transactions contemplated hereby or thereby.



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     Section 11.4. Counterparts;  Replacement of Instruments. This Agreement and
all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement. Upon receipt of an affidavit of an officer of the Agent or any Lender as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the Borrowers will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

     Section 11.5. Expenses and Indemnification.

         (a) The Borrowers shall pay, on demand, all reasonable expenses of the Agent and the Lenders in connection with the preparation, administration, default, collection, waiver or amendment of this Agreement, any other Lender Agreement or any other loan terms, or in connection with the Agent's and the Lenders' exercise, preservation or enforcement of any of its rights, remedies or options hereunder or under any other Lender Agreement, including, without limitation, fees of the Agent's outside legal counsel, Goodwin Procter LLP, fees of local counsel, and accounting, and other similar professional fees or expenses, and any fees or expenses associated with travel and other costs relating to any appraisals or examinations reasonably conducted in connection with the credits extended hereunder or any Credit Security therefor. In addition, if an Event of Default has occurred and is continuing, the Borrowers shall pay, on demand, the allocated costs of in-house legal counsel and consulting fees and expenses reasonably incurred by the Agent in preservation or enforcement of any of its rights, remedies or options hereunder or under any other Lender Agreement. Subject to Section 4.7, the Borrowers also agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or any other Lender Agreement.

         (b) Without limitation of any other obligation or liability of the Loan Parties or right or remedy of the Agent or the Lenders contained herein, the Loan Parties hereby covenant and agree to indemnify and hold the Agent, the Lenders, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Agent and the Lenders, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, other than any such claims which are determined by a final, non-appealable judgment or order of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such indemnified party. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Loan Parties hereunder, such indemnified party shall notify the Loan Parties in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder. The Loan Parties shall have the right, at its option upon notice to the indemnified parties, to defend any such matter at its own expense and with its own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Loan Parties in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Loan Parties, (b) the Loan Parties have failed to assume the defense of such matter within fifteen (15) days of notice thereof from the indemnified party, or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Loan Parties, then the Loan Parties shall not have the right to assume the defense of such matter with respect to such indemnified party. The Loan Parties shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.



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

         (c) All amounts payable by the Loan Parties under this Section 11.5 shall, until paid, bear interest at the rate applicable to Base Rate Loans hereunder (including any default rate) and be an obligation secured by any Credit Security.

     Section 11.6. Confidentiality. The Agent and the Lenders agree to use commercially reasonable efforts to keep in confidence all financial data and other information relative to the affairs of the Loan Parties and their Subsidiaries heretofore furnished or which may hereafter be furnished to them pursuant to the provisions of this Agreement; provided, however, that this
Section 11.6 shall not be applicable to information otherwise disseminated to the public by the Loan Parties or any of its Affiliates; and provided further, however, that such obligation of the Agent and the Lenders shall be subject to the Agent's or the Lenders', as the case may be, (a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, affiliates, auditors, accountants and counsel who agree to keep such information confidential, and (c) right to disclose any such information (i) in connection with the transactions set forth herein including assignments or the sale of participation interests pursuant to Article 9, so long as such potential assignees or participants shall agree in writing to be bound by the terms of this Section 11.6, or (ii) in connection with any litigation or dispute involving the Agent or any transfer or other disposition by the Agent or the Lenders, as the case may be, of any of the Lender Obligations; provided that information disclosed pursuant to this provision shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

     Section 11.7. Usury Limitation. All agreements between the Loan Parties, the Agent and/or the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the Lender Obligations exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this provision shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Loan Parties, the Agent, and the Lenders in the execution, delivery and acceptance of this Agreement and the other Lender Agreements to contract in strict compliance with the laws of The Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Lender Agreements at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Lender Obligations, as determined by the Lenders, and not to the payment of interest. This provision shall control every other provision of all Lender Agreements.



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     Section 11.8. Reliance on Representations and Actions of BCS Holdings.  The
Borrowers hereby appoint BCS Holdings as the Borrowers' agent to execute, deliver and perform, on behalf of the Borrowers, any and all notices, certificates, documents and actions to be executed, delivered or performed hereunder or under any of the other Lender Agreements, and the Borrowers hereby agree that the Agent and the Lenders may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Agent or the Lenders in good faith believe to have been executed or made by BCS Holdings or any of its executive officers, and the Borrowers hereby further, jointly and severally, agree to indemnify and hold the Agent and the Lenders harmless for any action, including the making of the Term Loans or the Revolving Credit Advances hereunder, and any loss or expense, taken or incurred by any of them as a result of their good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request.

     Section 11.9. WAIVER OF JURY TRIAL; VENUE. THE LOAN PARTIES, THE AGENT AND THE LENDERS (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LENDER AGREEMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE CREDITS HEREUNDER OR ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LENDER AGREEMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE LOAN PARTIES HEREBY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE LOAN PARTIES CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT AND PROVIDE THE CREDITS HEREUNDER. THE LOAN PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER
LENDER AGREEMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON LOAN PARTIES BY MAIL AT THE ADDRESS SET FORTH IN SECTION 14.1. EACH LOAN PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

                  [Remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, the Loan Parties, the Agent and the Lenders have caused this Credit Agreement to be executed by their duly authorized officers as of the date set forth above.



                                   Booth Creek Ski Holdings,
                                   Booth Creek Ski Acquisition Corp.
                                   Trimont Land Company
                                   Sierra-at-Tahoe, Inc.
                                   Bear Mountain, Inc.
                                   Waterville Valley Ski Resort, Inc.
                                   Mount Cranmore Ski Resort, Inc.
                                   SKI LIFTS, INC.
                                   LMRC HOLDING CORP.
                                   Loon Mountain Recreation Corporation
                                   Loon Realty Corp., as borrowers


                                   By: _________________________________________
                                   Name:  Elizabeth J. Cole
                                   Title: Executive Vice President

                                   DRE, L.L.C. as guarantor
                                   By:  SKI LIFTS, INC., its Manager


                                   By: _________________________________________
                                   Name:  Elizabeth J. Cole
                                   Title: Executive Vice President

                                   FLEET NATIONAL BANK, as agent

                                   By:__________________________________________
                                   Name:  Thomas Engels
                                   Title: Senior Vice President

                                   FLEET NATIONAL BANK,  as lender

                                   By:__________________________________________
                                   Name:  Thomas Engels
                                   Title: Senior Vice President

                                   U.S. BANK NATIONAL ASSOCIATION, as lender

                                   By:__________________________________________
                                   Name:  Hassan A. Salem
                                   Title: Vice President

                                   918 17th Street
                                   Denver, CO 80202
                                   Telecopier:  (303) 585-4135



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